As filed with the Securities and Exchange Commission on November 1, 2005
                                      An Exhibit List can be found on page II-6.
                                                     Registration No. 333-126916

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          _____________________________

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.
                 (Name of small business issuer in its charter)

    Colorado                               4953                58-2222646
(State or other Jurisdiction  (Primary Standard Industrial  (I.R.S. Employer
  of Incorporation or          Classification Code Number)  Identification No.)
    Organization)

                      23832 Rockfield Boulevard, Suite 275
                          Lake Forest, California 92630
                                 (949) 609-0590
              (Address and telephone number of principal executive
                    offices and principal place of business)

                            Gordon Davies, President
                  RECLAMATION CONSULTING AND APPLICATIONS, INC.
                      23832 Rockfield Boulevard, Suite 275
                          Lake Forest, California 92630
                                 (949) 609-0590
            (Name, address and telephone number of agent for service)

                                   Copies to:
                              Andrea Cataneo, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] ________

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------- ------------------- ------------------ -------------------- --------------
    Title of each class of securities to be          Amount to be          Proposed        Proposed maximum     Amount of
                   registered                       registered (1)         maximum            aggregate        registration
                                                                        offering price      offering price         fee
                                                                        per share (2)
-------------------------------------------------- ------------------- ------------------ -------------------- --------------
Common stock, $.01 par value issuable upon
conversion of the secured convertible notes           32,000,000 (3)         $.19                 $6,137,000        $722.32
-------------------------------------------------- ------------------- ------------------ -------------------- --------------
Common stock, $.01 par value issuable upon
exercise of warrants                                   8,000,000 (4)         $.28                 $2,240,000        $263.65
-------------------------------------------------- ------------------- ------------------ -------------------- --------------
Common stock, $.01 par value                           5,025,288             $.19                $954,804.72        $112.38
-------------------------------------------------- ------------------- ------------------ -------------------- --------------
Common stock, $.01 par value issuable upon
exercise of stock options                              3,000,000 (5)         $.30                   $900,000        $105.93
-------------------------------------------------- ------------------- ------------------ -------------------- --------------
Common stock, $.01 par value issuable upon
exercise of stock options                              1,700,000 (6)         $.25                   $425,000         $50.02
-------------------------------------------------- ------------------- ------------------ -------------------- --------------
                                           Total      49,725,288                              $10,656,804.72      $1,254.30
-------------------------------------------------- ------------------- ------------------ -------------------- --------------

(1) Includes shares of our common stock, par value $0.01 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible notes and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the secured convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the secured convertible notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the secured convertible notes and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on July 25, 2005, which was $.19 per share.

(3) Includes a good faith estimate of the shares underlying secured convertible notes to account for market fluctuations.

(4) Includes a good faith estimate of the shares underlying warrants exercisable at $.28 per share to account for antidilution and price protection adjustments.

(5) Shares underlying options exercisable at $.30 per share.

(6) Shares underlying options exercisable at $.25 per share.

                           -------------------------

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED NOVEMBER 1, 2005

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.
                              49,725,288 SHARES OF
                                  COMMON STOCK

          This prospectus relates to the resale by the selling stockholders of up to 49,725,288 shares of our common stock, including up to 32,000,000 shares of common stock underlying secured convertible notes in a principal amount of $2,000,000, up to 8,000,000 shares of common stock issuable upon the exercise of common stock purchase warrants, 4,700,000 shares of common stock issuable upon the exercise of stock options and 5,025,288 shares of common stock. The secured convertible notes are convertible into our common stock at the lower of $0.21 or 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

          Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "RCAA". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on October 28, 2005, was $.12.

            INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 4.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is ________, 2005.

          The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Reclamation Consulting and Applications, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                                TABLE OF CONTENTS

Cautionary Note Regarding Forward-Looking Statements                                                             2
Prospectus Summary                                                                                               3
Risk Factors                                                                                                     6
Use Of Proceeds                                                                                                 11
Market For Common Equity And Related Stockholder Matters                                                        15
Management's Discussion And Analysis Of Financial Condition And Results Of Operations                           16
Description Of Business                                                                                         22
Description Of Properties                                                                                       25
Legal Proceedings                                                                                               25
Management                                                                                                      26
Executive Compensation                                                                                          27
Certain Relationships And Related Transactions                                                                  29
Security Ownership Of Certain Beneficial Owners And Management                                                  30
Description Of Securities                                                                                       31
Commission's Position On Indemnification For Securities Act Liabilities                                         33
Plan Of Distribution                                                                                            33
Selling Stockholders                                                                                            36
Legal Matters                                                                                                   42
Experts                                                                                                         42
Available Information                                                                                           42
Index to Consolidated Financial Statements                                                                      43

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This prospectus and any prospectus supplement contain forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

          In some cases, you can identify forward-looking statements by words such as "may," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

          Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

                               PROSPECTUS SUMMARY

          The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.

          We are a Colorado corporation that specializes in the production and sales of the AlderoxTM line of products including ASA-12TM, DCR TM, KR-7 TM, TSR TM, and ASA Cleaners. ASA-12TM is an asphalt release agent and DCR TM is an industrial chain lubricant. Both products were developed in response to the asphalt industry's need for effective, economical and environmentally friendly products. KR7TM is a concrete release agent we also developed to meet the industry's same needs. TSRTM was specifically designed as an environmentally friendly non-stick agent for the oil sands industry to reduce the build-up of clay, lime and mud on the undercarriages and sides of transport vehicles and equipment.

          We were originally formed in 1976 under the name Vac-Tec Systems, Inc. and reorganized as a public shell corporation without significant assets in early 1997, after we ceased operations in the glass vacuum coating business.

          For the years ended June 30, 2005 and 2004, we generated net revenues in the amount of $242,965 and $289,218 and net losses of $3,702,609 and $2,542,770, respectively. As a result of recurring losses from operations and our inability to establish profitable operations as of June 30, 2005, our Independent Registered Public Accounting Firm, in their report dated October 3, 2005, have expressed substantial doubt about our ability to continue as going concern.

          Our principal offices are located at 23832 Rockfield Boulevard, Suite 275, Lake Forest, California 92630, and our telephone number is (949) 609-0590. We are a Colorado corporation.

The Offering
Common stock offered by selling stockholders................  Up to 49,725,288 shares, including the following:

                                                              -    up to  32,000,000  shares  of  common  stock  underlying  secured convertible notes in the principal amount of $2,000,000 (includes
                                                                   a  good  faith   estimate  of  the  shares   underlying   secured
                                                                   convertible   notes  to  account  for  market   fluctuations  and
                                                                   antidilution protection adjustments, respectively),

                                                              -    up to 8,000,000 shares of common stock issuable upon the exercise of common stock  purchase  warrants at an exercise  price of $.28
                                                                   per  share   (includes  a  good  faith  estimate  of  the  shares
                                                                   underlying  warrants  to  account  for  antidilution   protection
                                                                   adjustments),

                                                              -    up to 3,000,000 shares of common stock issuable upon the exercise of stock stocks at an exercise price of $.30 per share,

                                       3

                                                              -    up to 1,700,000 shares of common stock issuable upon the exercise of stock stocks at an exercise price of $.25 per share, and

                                                              -    5,025,288 shares of common stock.


                                                                   This number represents 66.93% of our current outstanding stock.

Common stock to be outstanding after the offering...........  Up to 74,328,813 shares

Use  of   proceeds..........................................  We will not receive any  proceeds  from the sale of the common  stock.
                                                              However, we will receive the sale price of any common stock we sell to the selling  stockholders upon exercise of the warrants.  We expect to use the proceeds  received from the exercise of the warrants,  if any, for general working capital purposes.  However, AJW Partners, LLC, AJW
                                                              Qualified  Partners,  LLC,  AJW  Offshore,  Ltd.,  and New  Millennium
                                                              Partners II, LLC will be entitled to exercise up to 5,200,000 warrants on a  cashless  basis if the  shares of common  stock  underlying  the warrants are not then registered pursuant to an effective registration statement.  In  the  event  that  AJW  Partners,  LLC,  AJW  Qualified
                                                              Partners, LLC, AJW Offshore,  Ltd., or New Millennium Partners II, LLC
                                                              exercise  the warrants on a cashless  basis,  then we will not receive any proceeds from the exercise of those warrants. In addition, we have received  gross  proceeds of $1,300,000 from the sale of  the  secured convertible  notes and the  investors are obligated to provide us with an additional  $700,000  within  five  days  of  this prospectus being declared  effective. The  proceeds  received  from  the  sale  of  the secured  convertible  notes  will be  used  for  business development purposes,  working capital needs, pre-payment of interest,  payment of consulting and legal fees and purchasing inventory.

Over-The-Counter Bulletin Board Symbol......................  RCAA

          The above information regarding common stock to be outstanding after the offering is based on 29,628,813 shares of common stock outstanding as of October 25, 2005 and assumes the subsequent conversion of our issued secured convertible notes and exercise of warrants by our selling stockholders.

EXPLANATORY NOTE: ON JUNE 23, 2005, WE ENTERED INTO A SECURITIES PURCHASE AGREEMENT WITH FOUR ACCREDITED INVESTORS. ANY ISSUANCE OF SHARES OF COMMON STOCK PURSUANT TO THIS AGREEMENT THAT WOULD REQUIRE US TO ISSUE SHARES OF COMMON STOCK IN EXCESS OF OUR AUTHORIZED CAPITAL IS CONTINGENT UPON US OBTAINING SHAREHOLDER APPROVAL TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK FROM 75,000,000 TO 150,000,000 AND FILING THE CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION. ON JULY 22, 2005, WE FILED A PRELIMINARY PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH IS CURRENTLY BEING REVIEWED, ASKING A MAJORITY OF OUR SHAREHOLDERS TO AUTHORIZE THE INCREASE IN OUR AUTHORIZED SHARES OF COMMON STOCK. IF A MAJORITY OF OUR SHAREHOLDERS APPROVE AN INCREASE IN OUR AUTHORIZED SHARES OF COMMON STOCK, WE INTEND ON FILING THE CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION IMMEDIATELY FOLLOWING OUR SHAREHOLDER MEETING. WE ARE REGISTERING 40,000,000 SHARES OF COMMON STOCK PURSUANT TO THIS PROSPECTUS THAT ARE UNDERLYING THE SECURED CONVERTIBLE NOTES AND WARRANTS ISSUED IN CONNECTION WITH THE SECURITIES PURCHASE AGREEMENT. UPON FILING THE CERTIFICATE OF AMENDMENT, WE WILL AMEND THIS PROSPECTUS TO INCLUDE ADDITIONAL SHARES OF COMMON STOCK THAT ARE ISSUABLE PURSUANT TO THE SECURITIES PURCHASE AGREEMENT.

JUNE 2005 SECURITIES PURCHASE AGREEMENT

          To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on June 23, 2005 for the sale of (i) $2,000,000 in secured convertible notes and (ii) warrants to buy 8,000,000 shares of our common stock.

          This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors are obligated to provide us with an aggregate of $2,000,000 as follows:

          o    $700,000 was disbursed on June 23, 2005;

          o    $600,000 was disbursed on July 28, 2005; and

          o $700,000 will be disbursed within five days of the effectiveness of this prospectus.

          Accordingly, we have received a total of $1,300,000 pursuant to the Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement, we have issued 5,200,000 warrants to purchase shares of common stock and we are obligated to issue 2,800,000 additional warrants together with $700,000 in secured convertible notes within five days from the effective date of this prospectus.

          The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.21 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the notes may be converted. As of October 31, 2005, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.07 and, therefore, the conversion price for the secured convertible notes was $.035. Based on this conversion price, the $2,000,000 secured convertible notes, excluding interest, were convertible into 57,142,858 shares of our common stock.

          AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Partners II, LLC have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

          See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the secured convertible notes.

                                  RISK FACTORS

          This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR BUSINESS:
-------------------------------

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, AND MAY NEGATIVELY IMPACT OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVES.

          We incurred net losses of $3,702,609 and $2,542,770 for the years ended June 30, 2005 and 2004, respectively. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING, OUR BUSINESS OPERATIONS WILL BE HARMED AND IF WE DO OBTAIN ADDITIONAL FINANCING, OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

          We will require additional funds to sustain and expand our sales and marketing activities. We anticipate that we will require up to approximately $3,500,000 to fund our continued operations for the next twelve months from the date of this prospectus, depending on revenues from operations. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

OUR  INDEPENDENT   REGISTERED   PUBLIC  ACCOUNTING  FIRM  HAS  STATED  THERE  IS
SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

          In their report dated October 3, 2005 on our financial statements as of and for the year ended June 30, 2005, our independent registered public accounting firm stated that our recurring losses from operations and our inability to establish profitable operations as of June 30, 2005 raised substantial doubt about our ability to continue as a going concern. Since June 30, 2005, we have continued to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses and stockholders' deficit increase the difficulty in meeting such goals and there can be no assurance that such methods will prove successful.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF MESSRS. DAVIES AND DAVIES OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED PERSONNEL HAVING EXPERIENCE IN BUSINESS, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

          Our success depends to a significant extent upon the continued service of Messrs. Gordon Davies and Michael Davies, our current officers and directors. Loss of the services of either Messrs. Davies' could have a material adverse effect on our growth, revenues, and prospective business. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

MANY OF OUR COMPETITORS ARE LARGER AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND THOSE ADVANTAGES COULD MAKE IT DIFFICULT FOR US TO COMPETE WITH THEM.

          The asphalt and concrete lubricant industry is extremely competitive and includes several companies that have achieved substantially greater market shares than we have, have longer operating histories, have larger customer bases, and have substantially greater financial, development and marketing resources than we do. If overall demand for our products should decrease, it could have a materially adverse affect on our operating results.

OUR TRADEMARK AND OTHER INTELLECTUAL PROPERTY RIGHTS MAY NOT BE ADEQUATELY PROTECTED OUTSIDE THE UNITED STATES, RESULTING IN LOSS OF REVENUE.

          We believe that our trademarks, whether licensed or owned by us, and other proprietary rights are important to our success and our competitive position. In the course of our international expansion, we may, however, experience conflict with various third parties who acquire or claim ownership rights in certain trademarks. We cannot assure that the actions we have taken to establish and protect these trademarks and other proprietary rights will be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as a violation of the trademarks and proprietary rights of others. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent as do the laws of the United States.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:
---------------------------------------------------

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR SECURED CONVERTIBLE NOTES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

          As of October 25, 2005, we had 29,628,813 shares of common stock issued and outstanding, secured convertible notes outstanding that may be converted into an estimated 37,142,858 shares of common stock at current market prices and outstanding warrants to purchase 5,200,000 shares of common stock. Additionally, we have an obligation pursuant to the Securities Purchase Agreement dated June 23, 2005, to sell secured convertible notes that may be converted into an estimated 20,000,000 shares of common stock at current market prices and issue warrants to purchase 2,800,000 shares of common stock in the near future. In addition, the number of shares of common stock issuable upon conversion of the outstanding secured convertible notes may increase if the market price of our stock declines. All of the shares registered pursuant to this registration statement, including all of the shares issuable upon conversion of the secured convertible notes and upon exercise of our warrants, may be resold without restriction pursuant to this registration statement once the registration statement is declared effective. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

          Our obligation to issue shares upon conversion of our secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of October 28, 2005 of $0.12.

                                             Number             % of
% Below     Price Per       With Discount    of Shares       Outstanding
Market         Share          at 50%         Issuable          Stock
-------     ---------       -------------    ----------      ------------
25%           $.09            $.045          44,444,445          60.00%
50%           $.06            $.03           66,666,667          69.23%
75%           $.03            $.015         133,333,334          81.82%

          As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

          The secured convertible notes are convertible into shares of our common stock at a 50% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors, however, the purchasers of the secured convertible notes have contractually agreed that while any portion of the secured convertible notes are outstanding, they will not enter into or effect any short sales in our common stock. Short sales by other investors could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of secured convertible notes and warrants, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE SECURED CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

          The issuance of shares upon conversion of the secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC may not convert their secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE SECURED CONVERTIBLE NOTES AND REGISTERED PURSUANT TO THIS PROSPECTUS MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

          Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the secured convertible notes, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the secured convertible notes. Accordingly, we have allocated and registered 32,000,000 shares to cover the conversion of the secured convertible notes. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the secured convertible notes and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

          In June 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $2,000,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 10% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. Although we currently have $1,300,000 secured convertible notes outstanding, the investors are obligated to purchase additional secured convertible notes in the aggregate of $700,000. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we were required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

IF AN EVENT OF DEFAULT OCCURS UNDER THE SECURITIES PURCHASE AGREEMENT, SECURED CONVERTIBLE NOTES, WARRANTS, SECURITY AGREEMENT OR INTELLECTUAL PROPERTY SECURITY AGREEMENT, THE INVESTORS COULD TAKE POSSESSION OF ALL OUR GOODS, INVENTORY, CONTRACTUAL RIGHTS AND GENERAL INTANGIBLES, RECEIVABLES, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER, AND INTELLECTUAL PROPERTY.

          In connection with the Securities Purchase Agreements we entered into in June 2005, we executed a Security Agreement and an Intellectual Property
Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The Security Agreements and Intellectual Property Security Agreements state that if an event of default occurs under the Securities Purchase Agreement, Secured Convertible Notes, Warrants, Security Agreements or Intellectual Property Security Agreements, the Investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

RISKS RELATING TO OUR COMMON STOCK:
-----------------------------------

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

          Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

          The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

          o that a broker or dealer approve a person's account for transactions in penny stocks; and
          o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

          o obtain financial information and investment experience objectives of the person; and
          o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

          o sets forth the basis on which the broker or dealer made the suitability determination; and
          o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

          Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                USE OF PROCEEDS

          This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC will be entitled to exercise up to 5,200,000 warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., or New Millennium Partners II, LLC exercise the warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants. In addition, we have received gross proceeds of $1,300,000 from the sale of the secured convertible notes and the investors are obligated to provide us with an additional $700,000 within five days of this prospectus being declared effective. The proceeds received from the sale of the secured convertible notes will be used for business development purposes, working capital needs, pre-payment of interest, payment of consulting and legal fees and purchasing inventory.

SECURITIES PURCHASE AGREEMENT

          To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on June 23, 2005 for the sale of (i) $2,000,000 in secured convertible notes and (ii) warrants to purchase 8,000,000 shares of our common stock.

          This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors are obligated to provide us with an aggregate of $2,000,000 as follows:

          o    $700,000 was disbursed on June 23, 2005;

          o    $600,000 was disbursed on July 28; and

          o $700,000 will be disbursed within five days of the effectiveness of this prospectus.

          Accordingly, we have received a total of $1,300,000 pursuant to the Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement, we have issued 5,200,000 warrants to purchase shares of common stock and we are obligated to issue 2,800,000 additional warrants together with $700,000 in secured convertible notes within five days from the effective date of this prospectus.

          The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

          o    $0.21; or
          o 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

          We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.21 per share. Prepayment of the notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the secured convertible notes; (ii) 135% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the secured convertible notes; and (iii) 150% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the secured convertible notes.

          Our right to repay the notes is exercisable on not less than ten trading days prior written notice to the holders of the secured convertible notes. For notice purposes, a trading day is any day on which our common stock is traded for any period on the OTC Bulletin Board. Notwithstanding the notice of prepayment, the holders of the secured convertible notes have the right at all times to convert all or any portion of the secured convertible notes prior to payment of the prepayment amount.

          We also have a partial call option under the terms of the secured convertible notes in any month in which the current price of our common stock is below $0.25. Under the terms of the partial call option, we have the right to pay the outstanding principal amount of the secured convertible notes plus one-month's interest for that month, which will stay any conversions of the secured convertible notes by the holders for that month. The principal amount of the secured convertible notes to be repaid is determined by dividing the then outstanding principal amount of the notes by the maturity of the notes in months, or 36, multiplied by 104%.

          The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase Agreement for a period of two years from the date that the investors distributed the final $700,000. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

          In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

          o The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;
          o Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;
          o The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and
          o    Any breach of, or default under, the Warrants.

          An event of default under the secured convertible notes occurs if we:

          o    Fail to pay the principal or interest when due;
          o Do not issue shares of common stock upon receipt of a conversion notice;
          o Fail to file a registration statement within 45 days after June 23, 2005 or fail to have the registration statement effective within 120 days after June 23, 2005;
          o Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;
          o Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection therewith;
          o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;

          o Have any money judgment, writ or similar process entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;

          o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;
          o Fail to maintain the listing of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or
          o Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

          Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:

          o To take possession of the collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the collateral, or any part thereof, is or may be placed and remove the same, and we shall assemble the collateral and make it available to the investors at places which the investors shall reasonably select, whether at our premises or elsewhere, and make available to the investors, without rent, all of our respective premises and facilities for the purpose of the investors taking possession of, removing or putting the collateral in saleable or disposable form; and
          o To operate our business using the collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the investors may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to us or our right of redemption, which we expressly waived. Upon each such sale, lease, assignment or other transfer of collateral, the investors may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities by us, which we waived and released.

          The warrants are exercisable until five years from the date of issuance at a purchase price of $0.28 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated June 23, 2005.

          Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

          The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

          The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

          A complete  copy of the  Securities  Purchase  Agreements  and related
documents  are   incorporated   by  reference  as  exhibits  to  our  Form  SB-2
registration statement relating to this prospectus.

SAMPLE CONVERSION CALCULATION

          The number of shares of common stock issuable upon conversion of the secured convertible notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of the $2,000,000 of secured convertible notes on October 31, 2005, at a conversion price of $0.035, the number of shares issuable upon conversion would be:

$2,000,000/$0.035 = 57,142,858 shares

          The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price as of October 28, 2005 of $0.12.

                                                 Number              % of
% Below     Price Per      With Discount        of Shares            Outstanding
Market       Share           at 50%             Issuable             Stock
-------     --------       -------------        ----------           ----------
25%           $.09           $.045              44,444,445            60.00%
50%           $.06           $.03               66,666,667            69.23%
75%           $.03           $.015             133,333,334            81.82%

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

          Our common stock is quoted on the OTC Bulletin Board under the symbol "RCAA."

          For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.


                                      High($)         Low ($)
                                      ------         -------

  Fiscal Year 2004
  First Quarter                        0.85            0.44
  Second Quarter                       0.86            0.56
  Third Quarter                        0.80            0.41
  Fourth Quarter                       0.53            0.32

  Fiscal Year 2005
  First Quarter                        0.49            0.30
  Second Quarter                       0.40            0.19
  Third Quarter                        0.38            0.21
  Fourth Quarter                       0.38            0.19

  Fiscal Year 2006
  First Quarter                        0.21            0.08
  Second Quarter (1)                   0.13            0.06

(1) As of October 28, 2005.

HOLDERS

          As of October 25, 2005, we had approximately 692 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Computershare Trust Company, 350 Indiana Street, Suite 800, Golden, Colorado 80401.

          We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deems relevant.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

          Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

          o    discuss our future expectations;
          o contain projections of our future results of operations or of our financial condition; and
          o    state other "forward-looking" information.

          We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

GENERAL OVERVIEW

          We are a Colorado corporation that specializes in the production and sales of the AlderoxTM line of products including ASA-12TM, DCR TM, KR-7 TM, TSR TM, and ASA Cleaners. ASA-12TM is an asphalt release agent and DCR TM is an industrial chain lubricant. Both products were developed in response to the asphalt industry's need for effective, economical and environmentally friendly products. KR7TM is a concrete release agent we also developed to meet the industry's same needs. TSRTM was specifically designed as an environmentally friendly non-stick product for the oil sands industry to reduce the build-up of clay, lime and mud on the undercarriages and sides of transport vehicles and equipment.

CRITICAL ACCOUNTING POLICIES

          We prepare our financial statements in conformity with accounting principles generally accepted in the United States of America. As such, we are required to make certain estimates, judgments and assumptions that we believe are reasonable based upon the information available. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. The significant accounting policies which we believe are the most critical to aid in fully understanding and evaluating our reported financial results include the following:

Revenue Recognition
-------------------

          We recognize revenue when merchandise is shipped to a customer in accordance with SEC Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" ("SAB 104").

Stock-Based Compensation
------------------------

          We account for employee stock-based compensation under the "intrinsic value" method prescribed in Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, as opposed to the fair value method prescribed by Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." Pursuant to the provisions of APB 25, we generally do not record an expense for the value of stock-based awards granted to employees.

          In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (Revised), "Share-Based Payment". This standard revised SFAS No. 123, APB Opinion No. 25 and related accounting interpretations and eliminates the use of the intrinsic value method for employee stock-based compensation. SFAS No. 123(R) requires compensation costs related to share-based payment transactions to be recognized in financial statements over the period that an employee provides service in exchange for the award. The effective date of this standard for the Company will be July 1, 2006. We are currently assessing the impact that this new standard will have on our financial statements.

RECENT ACCOUNTING PRONOUNCEMENTS

          In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an Amendment of Accounting Research Board ("ARB") No. 43, Chapter 4." The amendments made by SFAS No. 151 are intended to improve financial reporting by clarifying that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities.

          The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The provisions of FAS No. 151 will be applied prospectively. We do not expect the adoption of FAS No. 151 to have a material impact on our consolidated financial position, results of operations or cash flows.

          In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment, an Amendment of SFAS No. 123. SFAS No. 123R requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. SFAS No. 123R is effective in the first annual period beginning after December 15, 2005. We are in process of evaluating the impact of this pronouncement on our financial statements.

          In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets." The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. We believe that the adoption of this standard will have no material impact on our financial statements.

          In March 2004, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments." The EITF reached a consensus about the criteria that should be used to determine when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss and how that criteria should be applied to investments accounted for under SFAS No. 115, "ACCOUNTING IN CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES." EITF 03-01 also included accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. Additionally, EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the Financial Accounting Standards Board (FASB) delayed the accounting provisions of EITF 03-01; however the disclosure requirements remain effective for annual reports ending after June 15, 2004. We will evaluate the impact of EITF 03-01 once final guidance is issued.

RESULTS OF OPERATIONS

          Our revenues are difficult to forecast and may vary significantly from quarter to quarter and year to year. In addition, our expense levels for each quarter are, to a significant extent, fixed in advance based upon our expectation as to the net revenues to be generated during that quarter. We therefore are generally unable to adjust spending in a timely manner to compensate for any unexpected shortfall in net revenues. Further as a result of these factors any delay in product introductions, whether due to internal delays or delays caused by third party difficulties, or any significant shortfall in demand in relation to our expectations, would have an almost immediate adverse impact on our operating results and on our ability to maintain profitability in a quarter.

COMPARISON OF THE YEAR ENDED JUNE 30, 2005 WITH THE YEAR ENDED JUNE 30, 2004

---------------------------------------------------------------------------------------------------------
                                                      June 30, 2005                    June 30, 2004
                                                      -------------                    -------------
Net Revenues                                $    242,965         100.00%     $    289,218         100.00%
Cost of Revenues                                 192,937          79.41%          185,280          64.06%
                                            ------------                     ------------

Gross Profit                                      50,028          20.59%          103,938          35.94%
Selling, General and Administrative
Expenses                                       2,210,588         909.84%        2,044,600         706.94%
                                            ------------                     ------------
Operating Expenses                             2,210,588         909.84%        2,044,600         706.94%
                                            ------------                     ------------

Loss from Operations                          (2,160,560)       (889.25)%      (1,940,662)       (671.00)%

Other  Income (Expense)
Interest Income                                   60,491          24.90 %          46,284          16.00%
Loss on uncollectible notes receivable        (1,080,320)       (444.64)%              --           0.00%
Loss on settlement of debt                            --                         (578,695)
Interest Expense                                (486,795)       (200.36)%         (45,622)        (15.77)%
Legal Settlement                                 (34,625)        (14.25)%              --
Loss on Impairment of Inventory                       --                             (583)         (0.20)%
Loss on disposal of property and
equipment                                             --                          (22,692)         (7.85)%
                                            ------------                     ------------
Total Other Income                            (1,541,249)       (634.35)%        (601,308)       (207.91)%
                                            ------------                     ------------

Loss before provision for income taxes        (3,701,809)      (1497.09)%      (2,541,970)       (878.91)%
Provision for Income Taxes                           800                              800
                                            ------------                     ------------
Net Loss                                      (3,702,609)      (1497.42)%      (2,542,770)       (879.19)%
---------------------------------------------------------------------------------------------------------

NET REVENUES

          Net Revenues for the twelve months ended June 30, 2005 decreased to $242,965 from $289,218 for the twelve months ended June 30, 2004. The decrease in net sales of $46,253, or approximately 15.99%, over the 2004 period is due primarily to the termination of our distributorship relationship with North American Systems, Inc.

COST OF REVENUES

          Cost of sales for the twelve months ended June 30, 2005 increased to $192,937 from $185,280 for the twelve months ended June 30, 2004. The overall increase in cost of sales of $7,657, or approximately 4.13%, over the 2004 period is directly attributable to costs and expenses associated with the introduction of our Alderox(TM) line of products to the marketplace.

Gross Profit

          Overall gross profit for the twelve months ended June 30, 2005 decreased to $50,028 from $103,938 for the twelve months ended June 30, 2004. The overall decrease in gross profit of $53,910 or approximately 51.87% over the 2004 period is directly attributable to an increase in costs and expenses associated with the introduction of our Alderox(TM) line of products to the marketplace and a reduced sales volume due to the termination of North American Systems, Inc.

OPERATING EXPENSES

          Total operating expenses for the twelve months ended June 30, 2005 increased to $2,210,588 from $2,044,600 for the twelve months ended June 30, 2004. The overall increase in operating expenses of approximately $165,988 or approximately 8.12%, over the 2004 period is covered below in our discussions of Selling, General and Administrative Expenses.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

          Selling, general and administrative expenses for the twelve months ended June 30, 2005 increased to $2,210,588 from $2,044,600 for the twelve months ended June 30, 2004. The overall increase in operating expenses of approximately $165,988 or approximately 8.12%, over the 2004 period is due primarily to the acquisition of our production facility in West Valley, Utah and the sales infrastructure of the United States market from North American Systems, Inc.

INTEREST INCOME

          Interest Income for the twelve months ended June 30, 2005 increased to $60,491 from $46,284 for the twelve months ended June 30, 2004. The overall increase in our Interest Income of $14,207 or approximately 30.70% over the 2004 period is due primarily to increase in the note receivable balance through November 2004 over the balance in the prior year pursuant to the Revolving Loan Agreement with North American Systems, Inc.

LOSS ON UNCOLLECTIBLE NOTES RECEIVABLE

          For the twelve months ended June 30, 2005, we recorded a loss on uncollectible notes receivables of $1,080,320, and for the twelve months ended June 30, 2004, we did not record a loss on uncollectible notes receivables. Our loss from uncollectible notes receivable for the twelve months ended June 30, 2005 is due to the insolvency of North American Systems, Inc.

LOSS ON SETTLEMENT OF DEBTS

          For the twelve months ended June 30, 2005, we did not record a loss on settlement of debts as no such transactions occurred, and for the twelve months ended June 30, 2004, we recorded a loss on settlement of debts of $578,695.

INTEREST EXPENSE

          Interest Expense for the twelve months ended June 30, 2005 increased to $486,795 from $45,622 for the twelve months ended June 30, 2004. The overall increase in our Interest Expense of $441,173 or approximately 967.02% over the 2004 period is due primarily to financing activities.

LEGAL SETTLEMENT

          During our fiscal year ended June 30, 2005, we had net legal settlements in the amount of $34,625, with no such legal settlements in fiscal 2004.

LOSS ON DISPOSAL OF PROPERTY AND EQUIPMENT

          For the twelve months ended June 30, 2005, we did not record a loss on disposal of property and equipment as no such transactions occurred, and for the twelve months ended June 30, 2004, we recorded a loss on disposal of property and equipment of $22,692.

NET LOSS

          Net Loss for the twelve months ended June 30, 2005 increased to $3,702,609 from $2,542,770 for the twelve months ended June 30, 2004. This increase in Net Loss of $1,159,839 or approximately 45.61% over the 2004 period is due primarily to the termination of the Distributorship Agreement with North American Systems, Inc.

LIQUIDITY AND CAPITAL RESOURCES

          As of June 30, 2005, we had a working capital deficit of $1,096,142. This compares to working capital of $193,375 as of June 30, 2004. The principal use of cash for the three months ended June 30, 2005 was to fund the net loss from operations.

          While we have raised capital to meet our working capital and financing needs in the past, additional financing is required in order to meet our current and projected cash flow deficits from operations and development.

          By adjusting our operations and development to the level of capitalization, we believe we have sufficient capital resources to meet projected cash flow deficits through the next twelve months. However, if thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations, liquidity and financial condition.

          Our independent registered public accounting firm has stated in their report, dated as of October 3, 2005, that as a result of accumulated deficit of $14,815,128 as of June 30, 2005 and net losses of $3,702,609 and $2,542,770 for the years ended June 30, 2005 and 2004 respectively, these factors among others may raise substantial doubt about our ability to continue as a going concern.

          To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on June 23, 2005 for the sale of (i) $2,000,000 in secured convertible notes and (ii) warrants to buy 8,000,000 shares of our common stock. The investors are obligated to provide us with an aggregate of $2,000,000 as follows:

          o    $700,000 was disbursed on June 23, 2005;

          o    $600,000 was disbursed on July 28, 2005; and

          o $700,000 will be disbursed within five days of the effectiveness of this prospectus.

          Accordingly, we have received a total of $1,300,000 pursuant to the Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement, we have issued 5,200,000 warrants to purchase shares of common stock and we are obligated to issue 2,800,000 additional warrants together with $700,000 in secured convertible notes within five days from the effective date of this prospectus.

          The proceeds received from the sale of the secured convertible notes were used for business development purposes, working capital needs, pre-payment of interest, payment of consulting and legal fees and purchasing inventory.

          The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.21 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.28 per share. In addition, the conversion price of the secured convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

          Since the conversion price will be less than the market price of the common stock at the time the secured convertible notes are issued, we recognized a charge relating to the beneficial conversion feature of the secured convertible notes during the quarter in which they are issued, including the fourth quarter of fiscal 2005 when $700,000 of secured convertible notes were issued and the first quarter of fiscal 2006 when $600,000 of secured convertible notes were issued.

          We will still need additional investments in order to continue operations to cash flow break even. Additional investments are being sought, but we cannot guarantee that we will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and the downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

ACQUISITION OR DISPOSITION OF PLANT AND EQUIPMENT

          Other than as provided herein, we do not anticipate the sale or acquisition of any significant property, plant or equipment during the next twelve months.

INFLATION

          In the opinion of management, inflation has not had a material effect on our operations.

                                    BUSINESS

INTRODUCTION

          We are a Colorado corporation that specializes in the production and sales of the AlderoxTM line of products including ASA-12TM, DCR TM, KR-7 TM, TSR TM, and ASA Cleaners. ASA-12TM is an asphalt release agent and DCR TM is an industrial chain lubricant. Both products were developed in response to the asphalt industry's need for effective, economical and environmentally friendly products. KR7TM is a concrete release agent we also developed to meet the industry's same needs. TSRTM was specifically designed as an environmentally friendly non-stick product for the oil sands industry to reduce the build-up of clay, lime and mud on the undercarriages and sides of transport vehicles and equipment.

          We were originally formed in 1976 under the name Vac-Tec Systems, Inc. and reorganized as a public shell corporation without significant assets in early 1997, after we ceased operations in the glass vacuum coating business.

PRODUCTS

AlderoxTM ASA-12TM, DCRTM, KR-7TM, TSRTM and ASA Cleaners
---------------------------------------------------------

          We manufacture, sell and service the AlderoxTM line of products throughout the United States, Canada, the United Kingdom and India through independent distributors and sales representatives. AlderoxTM ASA-12TM is a ready-to-use product that allows asphalt to slide easily from truck beds.
AlderoxTM DCRTM is a ready-to-use industrial chain lubricant used to reduce start-up power requirements while ensuring that highly polymerized asphalt mixes do not build-up on industrial asphalt drag chains or slats. AlderoxTM KR7TM is a ready-to-use product that allows concrete to easily release from concrete molds and forms.

          We believe the advantages of the AlderoxTM line of products over its competitors are as follows:

          - 100% biodegradable
          - Completely non-hazardous
          - Easily applied
          - No negative impact to equipment or asphalt/concrete
          - Exclusive filming technology

          AlderoxTM ASA-12TM, DCRTM, KR7TM, TSRTM and ASA Cleaners were designed for use in the asphalt, concrete and oil sands industries. The products are manufactured by RCAI and the formulations are patented in the United States.. Our manufacturing facility is located in West Valley City, Utah.

SALES AND MARKETING

          Our marketing program includes the development of international markets and support of existing distributors and independent sales representatives throughout the United States, Canada, the United Kingdom and India This support includes; the development of compliance data, sales materials, product demonstrations and sales leads. Compliance Data is performance data we generated from on-site pilot testing. This data specifically shows the characteristics of asphalt release from trucks prior to applying AlderoxTM ASA-12TM and after applying AlderoxTM ASA-12TM in comparison with other competitive products currently used by our potential customers..

RAW MATERIALS

          Our products are produced by using 100% natural ingredients. The formulas used in our AlderoxTM line of products are patented in the United States.

COMPETITION

          We compete with over 60 other companies. Our competition consists of companies that are mainly smaller than us and with less financial resources who operate on a strictly regional basis and some companies who are larger, such as Zep Industries and the ChemMark Corporation, with greater financial resources and larger organizations.

          Competition in this industry focuses on price, quality, features, performance, specialization, expertise, reliability, technology, customer relationships, marketing, advertising, sales, publicity, distribution, serving particular market niches, and appealing to particular consumers.

GOVERNMENTAL REGULATION

          There are certain government regulations through state approvals for asphalt release agents on a state by state basis. Each state has their own approval process, with some being more stringent than others. This process is designed to assure the states that the products that are approved meet certain environmental regulations. Our customers are responsible for compliance with these regulations and we have not assumed any responsibility for compliance as a provider of products to our customers. Not all of the individual states require approval. We are not aware of any government regulations that are required prior to product sale and use of concrete release agents such as AlderoxTM KR7TM, industrial chain lubricants such as AlderoxTM DCRTM, non-stick undercoatings and coatings, such as AlderoxTM TSRTM or cleaners, such as our ASA Cleaners.

          We have obtained government approval for all of Canada, the United Kingdom and India for both Alderox(TM) ASA-12(TM) and KR7(TM). ASA-12(TM) and KR7(TM) have been recognized as the national standard for asphalt and concrete release agents in Canada and now carry the Canadian Environmental Choice Eco-Logo. We will apply for national standard Eco-Logo status for TSR(TM) and DCR(TM) in the future. We are not aware of any Canadian government approvals necessary for the sale of TSR(TM), DCR(TM) or ASA cleaners. In the United States, we are approved for use in; Washington, Oregon, Idaho, California, Utah, Colorado, Arizona, New Mexico, Oklahoma, Alaska, Hawaii, Florida, Georgia, Tennessee, Pennsylvania, Connecticut, New Jersey and West Virginia. We have applied for approval in; Kansas, Nebraska, Wyoming, Alabama, Arkansas, Louisiana, Missouri, Mississippi, Nevada, New York, North Carolina, South Carolina, Ohio, Virginia, Delaware, Maryland, Vermont, Rhode Island, New Hampshire and Massachusetts. Initial steps are being taken to apply for approval in Maine, Washington, DC, Kentucky, Wisconsin, Illinois, Indiana, Michigan, North Dakota, South Dakota and Texas. We are not aware of any United States government approvals necessary for the sales of Alderox(TM) KR7(TM), DCR(TM) or ASA Cleaners.

PATENTS AND PROPRIETARY TECHNOLOGY

          It is our intention to vigorously protect our proprietary property through the filing of U.S. and international patent applications, both broad and specific, where necessary and reasonable. We believe we will attain both strong and broad patent protection for our technologies. We intend to protect our inventions in all major countries where significant markets for our product may be created. It is our intention that all our products be protected under various pending patents, issued patents, copyrights and trademarks.

          We have the policy of disclosing our proprietary information only under a confidentiality agreement. This agreement has a special clause regarding ownership by us of all inventions related to, or based in any way upon, our technologies.

FILINGS

----------------------------------------------------- ---------------------------- ------------- ---------------------
                                                      Application or Patent No.                  Registration or
Patent                                                                             Country       Filing Date
----------------------------------------------------- ---------------------------- ------------- ---------------------
Release Agent Formulas and Methods                    Pat. #6,902,606              USA           June 7, 2005

----------------------------------------------------- ---------------------------- ------------- ---------------------
Release Agent Formulas and Methods                    App. #2896/DELNP/2004        India         Feb. 26, 2004
----------------------------------------------------- ---------------------------- ------------- ---------------------
Release Agent Formulas and Methods                    App. #04775812.3             EPO           Jan, 18, 2005
----------------------------------------------------- ---------------------------- ------------- ---------------------
Release Agent Formulas and Methods                    App. #PCT/US04/ 05953        Multiple      Feb. 26, 2004
----------------------------------------------------- ---------------------------- ------------- ---------------------

                                                                              Registration or
         Trademark        Application or Registration No.    Country          Filing Date
         ------------     -------------------------------    -------          ----------------
         Alderox           Registration #2905209              USA              Nov. 23, 2004

         Alderox KR7       Application #78401951              USA              Apr. 14, 2004
                           Application #1214444               Canada           Apr. 23, 2004
                           Application #003775822             EU               Apr. 19, 2004
                           Application #719884                N. Zealand       Oct. 14, 2004
                           Registration #1025053              Australia        Oct. 13, 2004
                           Application # 1315205              India            Oct, 18, 2004

         ASA 12            Registration #2905208              USA              Nov. 23, 2004
                           Application #1214445               Canada           Apr. 23, 2004
                           Application # 003767357            EU               Apr. 15, 2004

         Alderox TSR       Application #78401946              USA              Apr. 14, 2004
                           Application #1214438               Canada           Apr. 23, 2004
                           Application # 003778156            EU               Apr. 19, 2004
                           Registration #1025054              Australia        Feb. 14, 2005
                           Application # 1315206              India            Oct.  xx, 2004
                           Registration # 719883              N. Zealand       Apr. 14, 2004

RESEARCH AND DEVELOPMENT

          The technology and products sold by us are in the early stages of market acceptance. As a result, in order to accomplish a sale, a customer will typically require a significant research and development effort, in the form of testing and trials. These costs are funded in part by us, and expensed as a sales expense.

          In  addition,   we  believe  there  may  be  additional   undiscovered
applications for the AlderoxTM line of products. We are currently exploring additional markets.

EMPLOYEES

          At October 1, 2005, we had approximately seven employees, including two in management, two in administrative, two in sales, and one in production and shipping. There exist no organized labor agreements or union agreements between our employees and us. We have employment agreements with our executive officers, Gordon Davies and Michael Davies. We believe that our relations with our employees are good.

                            DESCRIPTION OF PROPERTIES

          Our principal executive offices are located at 23832 Rockfield Boulevard, Suite 275, Lake Forest, California 92630, and our telephone number is
(949) 609-0590. We occupy approximately 876 square feet of office space under an eight month lease agreement effective September 1, 2005. The monthly rent is $1,919. We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

          Our manufacturing warehouse is located at 3752 West 2270 South, West Valley City, Utah 84120. We are under a 30 month lease commencing March 15, 2005 for this 9,020 square feet warehouse. Our monthly lease payments are $5,067.

                                LEGAL PROCEEDINGS

          From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as disclosed below, we are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

CASE #05CC05777 FILED IN THE SUPERIOR COUNT OF CALIFORNIA SANTA ANA ON MAY 18, 2005.

          On May 2, 2005, a complaint was filed by Pacific Business Capital Corporation against us, our President, Gordon Davies, and our Vice President, Michael Davies, in the matter entitled Pacific Business Capital vs. Reclamation Consulting and Applications, Inc., et. al., Case No. 05CC05777, filed with the Superior Court of State of California, County of Orange. The complaint alleges, among other things, a cause of action for breach of contract and seeks the return of approximately $55,000, which the plaintiffs allege they loaned us under a "partly written, partly oral" agreement, pursuant to which a total of $80,000 was loaned to us. Our management has denied that the plaintiffs are owed the amounts sought and we intend to vigorously defend this action on the basis brought by the plaintiffs. Specifically, our management denies that any such agreement for such loan ever existed, and that we never received any funds pursuant thereto, if any, from the plaintiffs. On August 2, 2005, a hearing on our Demurrer to the Complaint, filed on May 2, 2005, was held, pursuant to which the court granted our Demurrer on the grounds set forth therein, but granted plaintiffs leave to amend their Complaint. On August 29, 2005, plaintiffs again filed an amended complaint against us, Mr. Gordon Davies, and Mr. Michael Davies. This matter is currently in the discovery phase and, as such, our counsel has advised us that it is premature to attempt to estimate any potential outcome or loss at this time.

CASE # 050907049 FILED IN THE THIRD JUDICIAL DISTRICT COURT SALT LAKE COUNTY, STATE OF UTAH ON APRIL 15, 2005

          On April 15, 2005 a complaint was filed by Jamestown, L.C. against us in the matter entitled Jamestown L.C. vs. Reclamation Consulting and Applications, Inc. Case No. 050907049, filed with the Third Judicial District Court, County of Salt Lake, State of Utah. The complaint alleges unjust enrichment and seeks past due rent in the amount of $54,272.58 plus interest and attorney fees. On September 22, 2005, this matter was arbitrated/mediated in
Salt Lake City, Utah, and the parties entered into a Memorandum of Understanding. Pursuant to the Memorandum of Understanding, we have agreed to pay the plaintiff the sum of $30,000 on March 1, 2006, and $3,100 per month for 24 months commencing on April 1, 2006, subject to our option to pay the entire settlement amount at a 20% discount.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Name                    Age              Position
--------------------------------------------------------------------------------
Gordon W. Davies        37          President and Director
Michael C. Davies       36          Chief Financial Officer, Vice President and
                                    Director

          Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently there are three seats on our board of directors, although only two are currently filled.

          Directors serve without cash compensation and without other fixed remuneration. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

GORDON W. DAVIES - PRESIDENT AND DIRECTOR

          From 1991 to 1994, Mr. Davies was an Accounts Executive for Innovative Environmental Services, Ltd., located in Vancouver, British Columbia, which is a company in the business of wastewater treatment equipment. From 1993 to 1993 he held a Sales Manager position at Transenviro,Inc. in Irvine, California. From 1994 to 1996, Mr. Davies was the Sales/Marketing & Proposals Manager for Babcock King-Wilkinson, LP in Irvine, California, and in 1996 he was the acting CEO for this company. Babcock King-Wilkinson, LP is in the business of wastewater treatment system process design/engineering and equipment supply operations on a worldwide basis. From 1996 to 2000 Mr. Davies has been the President and a Director of Aquadynamic Technologies, Inc. He is also a Director of Aquatek,Inc., the wholly-owned subsidiary of Aquadynamic Technologies, Inc. Aquatek, Inc. is an engineering design house and supplier of computer-automated process and motor control systems for water and wastewater treatment systems. From 1996 to 1998 Mr. Davies was the General Manager of Wil-Flow, Inc. From 1997 to the present, Mr. Davies has held the position of President and a Director for us. Gordon Davies is the brother of Michael Davies.

MICHAEL C. DAVIES - CHIEF FINANCIAL OFFICER, VICE PRESIDENT AND DIRECTOR

          From 1988 to 1991, Mr. Davies was the Owner/Manager of Fuel Oil Polishing Company located in Vancouver, British Columbia, Canada. Mr. Davies' company was in the sales, marketing and project management of fuel oils polishing within the Province of British Columbia. From 1991 to 1993 he was an Accounts Executive with Innovative Environmental Services, Ltd. in Vancouver, a company in the business of sales and marketing of wastewater treatment equipment. From 1993 to 1994 he was the Marketing Manager for Transenviro, Inc., located in Irvine, California. Transenviro is an international supplier of wastewater treatment equipment and process design engineering. From 1994 to 1996 Mr. Davies was the Marketing Manager for Babcock King-Wilkinson, LP, Irvine, California, a wastewater treatment business. From 1996 to 2000 Mr. Davies has held the positions of Vice President and a Director for Aquadynamic Technologies, Inc. and Aquatek, Inc., which is a wholly owned subsidiary of Aquadynamic Technologies. Aquadynamic Technologies, Inc. was acquired by Registrant and became Registrant's wholly-owned subsidiary in November of 1997. From 1996 to 1998 Mr. Davies held the position of Vice President, Sales/Director for Wil-Flow, Inc., the sole supplier of its patented RGD (Rapid Gravity Dewatering) wastewater sludge dewatering system. From 1997 to the present, Mr. Davies has been the Vice President, Chief Financial Officer and a Director. Mr. Davies is the brother of Gordon Davies.

                             EXECUTIVE COMPENSATION

          The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ending June 30, 2005, 2004 and 2003 exceeded $100,000:



                           SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION

                                                             Other
                                                             Annual      Restricted     Options      LTIP
   Name & Principal                Salary        Bonus       Compen-       Stock         SARs       Payouts      All Other
       Position           Year       ($)          ($)        sation ($)   Awards($)       (#)         ($)      Compensation
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Gordon Davies             2005    135,200          0            0            -       1,000,000         -             -
  President               2004    135,200          0            0            -            -            -             -
                          2003    135,200          0            0            -            -            -             -
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Michael Davies            2005    135,200          0            0            -       1,000,000         -             -
  Chief Financial Officer 2004    135,200          0            0            -            -            -             -
                          2003    135,200          0            0            -            -            -             -

EMPLOYMENT AGREEMENTS

          On January 6, 2005, we entered into five-year employment contracts with Gordon Davies to serve as Chief Executive Officer and President and Michael Davies to serve as Chief Financial Officer. The employment agreements are identical. The base salary under the agreement is $135,200 per annum, plus benefits. If we realize a minimum net profit for our 12 months ended June 30, 2005 of $250,000 or more, base compensation increases by 20% effective as of the beginning of the second twelve months of the employment agreement. If we realize a net profit of at least $250,000 over the 12 months ended June 30, 2006, 2007, 2008 and 2009, the base compensation increases by an additional 20% over the preceding year's compensation.

          In addition, the employment agreements provide for bonuses on a sliding scale based on our realizing net profits each fiscal year. A bonus equal to 10% of the base salary will be paid in any fiscal year in which net profits equal or exceed $250,000. This percentage increases on a sliding scale as net profits in any fiscal year over the three year contract term increase above $500,000, with a bonus equal to 100% of base salary to be paid if in any fiscal year we realize a net income of $2,500,000 or more.

          In addition, the employment contracts grant each employee 1,500,000 options to acquire our common stock. These options are all pre-existing options granted under previous contracts with each employee. All the stock option have vested under the following terms for each employee, 500,000 shares vested on January 15, 2002, 500,000 shares vested on January 15, 2003, and 500,000 shares vested on January 15, 2004. The option exercise price is $.40 per share.

          These employment contracts have non-compete provisions and various other provisions, including a death disability benefit of 3 months' pay plus 3 months' benefits.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

          The following table provides information concerning individual grants of stock options during fiscal 2005 to our President, Mr. Gordon W. Davies and our Vice President and Chief Financial Officer, Mr. Michael C. Davies. The exercise prices in each case equal the last reported sales price per share of our common stock as reported by the Over-the-Counter Bulletin Board on the date of grant. The percentage of total options granted to our employees in the last fiscal year is based on options to purchase an aggregate of 2,640,000 shares of common stock granted to all of our employees in fiscal 2005:

                              NUMBER OF SHARES OF     PERCENT OF TOTAL
                                 COMMON STOCK         OPTIONS GRANTED      EXERCISE
                              UNDERLYING OPTIONS      TO EMPLOYEES IN       PRICE      EXPIRATION
NAME                              GRANTED (#)         LAST FISCAL YEAR      ($/SH)        DATE
-----------------------       -------------------     -----------------    --------    -----------
Gordon W. Davies                   1,000,000                 38%             $0.25     06/30/2008
Michael C. Davies                  1,000,000                 38%             $0.25     06/30/2008

FISCAL YEAR END OPTION VALUES

No options were exercised by any of our officers during the 2005 fiscal year.

The following table sets forth the number of shares of our common stock subject to exercisable and unexercisable stock options that the Named Executive Officers held at June 30, 2005:

                           NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED IN-THE-MONEY
NAME                    UNEXERCISED OPTIONS AT FISCAL YEAR END       OPTIONS AT FISCAL YEAR END
--------------------    -------------------------------------     ---------------------------------
                               EXERCISABLE    UNEXERCISABLE        EXERCISABLE       UNEXERCISABLE
Gordon W. Davies                2,500,000           0                  $ --
Michael C. Davies               2,500,000           0                  $ --

STOCK OPTION PLANS

          The  following  table  discloses,   in  tabular  format,   information
regarding our equity securities authorized for issuance pursuant to any compensation plans as of the end of our fiscal year ended June 30, 2005.

                                              Number of Securities to    Weighted-average exercise     Number of Securities
                                              be issued upon exercise       price of outstanding      remaining available for
                                              of outstanding options,      options, warrants and       future issuance under
                   Plan Category                warrants and rights                rights               equity compensation
                                                                                                         plans (excluding
                                                                                                      securities reflected in
                                                                                                            column (a))
                                                        (a)                          (b)                        (c)
----------------------------------------------------------------------------------------------------------------------------
Equity compensation plans approved by                    0                            0                          0
security holders
Equity compensation plans not approved               22,441,750                    $0.31                         0
by security holders
----------------------------------------------------------------------------------------------------------------------------
                       Total                         22,441,750                    $0.31                         0

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


          During the fiscal year ended June 30, 2005, we settled debts to related parties for an aggregate amount of $146,500 in exchange for the issuance of 732,500 shares of our common stock.

          At June 30, 2005, we have debt owing to related parties aggregating $415,575 as follows:

          o We have unsecured convertible notes payable to some of our shareholders, bearing interest at 10% per annum, convertible into shares of our common stock at $0.25 per share and due upon demand. At June 30, 2005, the aggregate principal and interest due and owing under these notes was $21,000.

          o We have an unsecured convertible note payable to a shareholder, bearing interest at 15% per annum, convertible into shares of our common stock at $0.75 per share and due on June 30, 2006. Pursuant to the terms of the Note, we are required to make monthly payments in the aggregate amount of $1,833. At June 30, 2005, the aggregate principal and interest due and owing under this note was $20,000.

          o We have an unsecured note payable to a shareholder, bearing interest at 15% per annum and due upon demand. At June 30, 2005, the aggregate principal and interest due and owing under these notes was $16,056.

          o We have unsecured notes payable to some of our shareholders, bearing interest at 10% per annum and due upon demand. At June 30, 2005, the aggregate principal and interest due and owing under these notes was $336,964.

          o We have an unsecured note payable a shareholder, bearing interest per annum at the credit card rate and due upon demand. At June 30, 2005, the aggregate principal and interest due and owing under this note was $21,555.

          Total interest expense recorded on related-party notes payable for fiscal 2005 was $55,619.

          In addition, we issued 1,000,000 options to a relative of our executive officers for services rendered, resulting in consulting expense of $192,249.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The  following   table  sets  forth  certain   information   regarding
beneficial ownership of our common stock as of October 25, 2005

          o by each person who is known by us to beneficially own more than 5% of our common stock;
          o    by each of our officers and directors; and
          o    by all of our officers and directors as a group.

                                                                    PERCENTAGE OF      PERCENTAGE OF
                                                                       CLASS               CLASS
NAME AND ADDRESS                                   NUMBER OF          PRIOR TO             AFTER
OF OWNER                        TITLE OF CLASS     SHARES OWNED(1)   OFFERING(2)         OFFERING(3)
-----------------------------------------------------------------------------------------------------
Gordon Davies                   Common Stock        3,017,400 (4)       9.39%               3.93%
23832 Rockfield Blvd.
Suite 275
Lake Forest, California 92630

Michael Davies                  Common Stock        2,764,500 (4)       8.60%               3.60%
23832 Rockfield Blvd.
Suite 275
Lake Forest, California 92630

All Officers and Directors      Common Stock        5,781,900 (5)      16.70%               7.29%
As a Group (2 persons)

Kurt Baum                       Common Stock        3,969,320          13.40%               5.34%680
S. Avon Avenue
Azusa, California 91702

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of October 25, 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Based upon 29,628,813 shares issued and outstanding on October 25, 2005.

(3) Percentage based on 74,328,813 shares of common stock outstanding after the offering, assuming that all shares registered are sold.

(4) Includes 2,500,000 shares issuable upon currently exercisable stock options.

(5) Includes 5,000,000 shares issuable upon currently exercisable stock options.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

          We are authorized to issue up to 75,000,000 shares of common stock, par value $.01. As of October 25, 2005, there were 29,628,813 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

          We have engaged Computershare Trust Company, located in Golden, Colorado, as independent transfer agent or registrar.

PREFERRED STOCK

          We are authorized to issue up to 100,000 shares of preferred stock, par value $1.00. As of October 25, 2005, there were no shares of preferred stock issued.

OPTIONS

          There are currently 22,441,750 outstanding options to purchase shares of our common stock that have been issued to our officers, directors and employees. 5,248,000 options are exercisable at $0.25 per share. 8,000,000 options are exercisable at $0.28 per share. 3,000,000 options are exercisable at $0.30 per share. 6,043,750 options are exercisable at $0.40 per share. 150,000 options are exercisable at $0.56 per share.

WARRANTS

          In connection with a Securities Purchase Agreement dated June 23, 2005, we have issued 5,200,000 warrants to purchase shares of common stock and are obligated to issue 2,800,000 additional warrants pursuant to the Securities Purchase Agreement dated June 23, 2005, which requires that 2,800,000 warrants be issued together with $700,000 in secured convertible notes within five days from the effective date of this prospectus. The warrants are exercisable until five years from the date of issuance exercisable at a purchase price of $0.28 per share. We will not receive any compensation for the issuance of the warrants, however, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants. However, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC will be entitled to exercise up to 5,200,000 warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement.

          In connection with consulting agreements, we have issued warrants to purchase 4,500,000 shares of our common stock. 3,000,000 of the warrants are exercisable at $0.30 per share and the remaining 1,500,000 warrants are exercisable at $0.25 per share. We are registering the resale of the shares of common stock underlying all of our warrants in this prospectus.

CONVERTIBLE SECURITIES

          Not including approximately 15,880,000 shares of common stock issuable upon exercise of outstanding options and warrants and 2,800,000 warrants that we are obligated to issue in the near future, approximately 37,142,858 shares of common stock are issuable upon conversion of outstanding secured convertible notes issued pursuant to the Securities Purchase Agreement dated June 23, 2005. The 2,800,000 warrants to purchase shares of common stock that we are obligated to issue in the near future are to be issued pursuant to the Securities Purchase Agreement dated June 23, 2005, which requires that 2,800,000 warrants be issued together with $700,000 in secured convertible notes within five days from the effective date of this prospectus.

          To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on June 23, 2005 for the sale of (i) $2,000,000 in secured convertible notes, and (ii) warrants to purchase 8,000,000 shares of our common stock.

          This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors are obligated to provide us with an aggregate of $2,000,000 as follows:

          o    $700,000 was disbursed on June 23, 2005;

          o    $600,000 was disbursed on July 28, 2005; and

          o $700,000 will be disbursed within five days of the effectiveness of this prospectus.

          Accordingly, we have received a total of $1,300,000 pursuant to the Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement, we have issued 5,200,000 warrants to purchase shares of common stock and we are obligated to issue 2,800,000 additional warrants together with $700,000 in secured convertible notes within five days from the effective date of this prospectus.

          The notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

          o    $0.21; or

          o 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

          We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.21 per share. Prepayment of the notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the secured convertible notes; (ii) 135% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the secured convertible notes; and (iii) 150% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the secured convertible notes.

          Our right to repay the notes is exercisable on not less than ten trading days prior written notice to the holders of the secured convertible notes. For notice purposes, a trading day is any day on which our common stock is traded for any period on the OTC Bulletin Board. Notwithstanding the notice of prepayment, the holders of the secured convertible notes have the right at all times to convert all or any portion of the secured convertible notes prior to payment of the prepayment amount.

          We also have a partial call option under the terms of the secured convertible notes in any month in which the current price of our common stock is below $0.25. Under the terms of the partial call option, we have the right to pay the outstanding principal amount of the secured convertible notes plus one-month's interest for that month, which will stay any conversions of the secured convertible notes by the holders for that month. The principal amount of the secured convertible notes to be repaid is determined by dividing the then outstanding principal amount of the notes by the maturity of the notes in months, or 36, multiplied by 104%.

          The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance, exercisable at a purchase price of $0.28 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

     COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

          Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Colorado law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

          The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

          o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
          o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
          o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
          o an exchange distribution in accordance with the rules of the applicable exchange;
          o    privately-negotiated transactions;
          o short sales that are not violations of the laws and regulations of any state or the United States;
          o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
          o    through the writing of options on the shares
          o    a combination of any such methods of sale; and
          o    any other method permitted pursuant to applicable law.

          The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, or Regulation S, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

RULE 144

          In general, Rule 144 allows a stockholder (or stockholders where shares are aggregated) who has beneficially owned shares of our common stock for at least one year and who files a Form 144 with the SEC to sell within any three-month period a number of those shares that does not exceed the greater of:

          o 1% of the number of shares of our common stock then outstanding, or
          o the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of the Form 144 with respect to such sale.

          The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

          The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

          We  are  required  to  pay  all  fees  and  expenses  incident  to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

          The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

          The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sales, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

          We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

          If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

          The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

          o that a broker or dealer approve a person's account for transactions in penny stocks; and
          o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

          In order to approve a person's account for transactions in penny stocks, the broker or dealer must

          o obtain financial information and investment experience objectives of the person; and
          o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

          The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

          o sets forth the basis on which the broker or dealer made the suitability determination; and
          o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

          Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

          The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

          The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
                                          Total
                      Total Shares of   Percentage                                                           Percentage
                       Common Stock     of Common     Shares of                                 Beneficial   of Common
                       Issuable Upon      Stock,     Common Stock   Beneficial  Percentage of   Ownership   Stock Owned
                       Conversion of     Assuming     Included in   Ownership   Common Stock    After the      After
        Name            Notes              Full       Prospectus    Before the  Owned Before    Offering     Offering
                      and/or Warrants*   Conversion       (1)       Offering**   Offering**        (4)           (4)

------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Offshore, Ltd.    32,636,572       52.42%         Up to         1,556,128 (2)  4.99%            --            --
(3)                                                   22,545,000
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Qualified         22,018,286       42.63%         Up to         1,556,128 (2)  4.99%            --            --
Partners, LLC (3)                                     15,210,000
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Partners, LLC      9,380,572       24.05%         Up to         1,556,128 (2)  4.99%            --            --
(3)                                                   6,480,000
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
New Millennium         1,107,429        3.60%         Up to         1,107,429      3.60%            --            --
Capital Partners                                      765,000
II, LLC (3)                                           shares of
                                                      common stock
========================================================================================================================


                                       36

Monarch Bay Capital (4)     --          --            3,384,615 (5) 1,556,128 (5)  4.99%            --            --

Canvasback Company          --          --            1,449,340     1,449,340      4.89%            --            --
Ltd. (6)

Billfighter Investment      --          --            900,000 (8)     900,000 (8)  2.99%            --            --
Ltd. (7)

Fred Davies (9)            --           --          1,100,000(10)   1,449,340 (10) 3.59%            --            --

PAC Trading Corp. (11)     --           --            200,000 (12)    200,000 (12) 0.67%            --            --

Audrey Davies (13)         --           --            200,000         200,000      0.68%            --            --

Cooperative Holdings (14)  --           --            150,000         150,000      0.51%            --            --

Nick Fagnano               --           --            50,000           50,000      0.17%            --            --

Ron Rosegard               --           --            50,000           50,000      0.17%            --            --

Tony Wilson                --           --            400,000         400,000      1.35%            --            --

Paul Hazell                --           --            525,000         525,000      1.77%            --            --

Richard Jurkovac           --           --            25,000           25,000      0.08%            --            --

Kelly Welton               --           --            52,500           52,500      0.18%            --            --

David McGuire              --           --            300,000         300,000      1.01%            --            --

Larry Derr                 --           --            100,000         100,000      0.34%            --            --

Tracy Matson               --           --            78,000           78,000      0.26%            --            --

Jerry Willes               --           --            100,000         100,000      0.34%            --            --

Johan Lauw                 --           --            320,000         320,000      1.08%            --            --

William Ford               --           --            235,000         235,000      0.79%            --            --

Jeff Elliott               --           --             95,833          95,833      0.32%            --            --
========================================================================================================================
         TOTAL:                                    49,725,288

* This column represents an estimated number based on a conversion price as of a recent date of October 31, 2005 of $.035, divided into the principal amount.

** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable upon conversion of the secured convertible notes and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the secured convertible notes, if the secured convertible notes had actually been converted on October 31, 2005, the secured convertible notes would have had a conversion price of $.035. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey
S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(3) Assumes that all securities registered will be sold.

(4) David Walters has voting and investment control over the shares owned by this entity.

(5) Includes 3,000,000 shares of common stock underlying stock options, of which 750,000 options are currently exercisable and 750,000 options become exercisable on each of August 17, 2005, November 17, 2005 and February 17, 2006. The selling stockholder is contractually obligated to not beneficially hold at any one time more than 4.99% of our issued and outstanding shares of common stock.

(6) John Benjamine has voting and investment control over the shares owned by this entity.

(7) Bernadine Romney has voting and investment control over the shares owned by this entity.

(8) Includes 500,000 shares of common stock underlying currently exercisable stock options.

(9) Fred Davies is the father of Gordon and Michael Davies, our officers and directors.

(10) Includes 1,000,000 shares of common stock underlying currently exercisable stock options.

(11) Paul Rademaker has voting and investment control over the shares owned by this entity.

(12) Includes 200,000 shares of common stock underlying currently exercisable stock options.

(13) Audrey Davies is the mother of Gordon and Michael Davies, our officers and directors.

(14) Theodore R. Cohn has voting and investment control over the shares owned by this entity.

__________________________________

Except as disclosed below, all of the selling stockholders purchased their shares and/or warrants from other shareholders or from us in private placements between July 2003 and April 2005. The value of the shares during the private placements ranged from $0.20 to $0.40 per share. Monarch Bay Capital and Canvasback Company Limited, along with Messrs. Davies, Rosegard and Wilson received shares for services rendered to us. Mr. Fagnano received shares pursuant to his employment agreement with us. At the time of each private placement, each selling stockholder was not affiliated with us nor an officer, director or 5% stockholder.

TERMS OF SECURED CONVERTIBLE NOTES

          To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on June 23, 2005 for the sale of (i) $2,000,000 in secured convertible notes and (ii) warrants to buy 8,000,000 shares of our common stock.

         The investors are obligated to provide us with the funds as follows:

          o    $700,000 was disbursed on June 23, 2005;

          o    $600,000 was disbursed on July 28, 2005; and

          o $700,000 will be disbursed within five days of the effectiveness of this prospectus.

          Accordingly, we have received a total of $1,300,000 pursuant to the Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement, we have issued 5,200,000 warrants to purchase shares of common stock and we are obligated to issue 2,800,000 additional warrants together with $700,000 in secured convertible notes within five days from the effective date of this prospectus.

          The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

          o    $0.21; or
          o 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

          We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.21 per share. Prepayment of the notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the secured convertible notes; (ii) 135% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the secured convertible notes; and (iii) 150% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the secured convertible notes.

          Our right to repay the notes is exercisable on not less than ten trading days prior written notice to the holders of the secured convertible notes. For notice purposes, a trading day is any day on which our common stock is traded for any period on the OTC Bulletin Board. Notwithstanding the notice of prepayment, the holders of the secured convertible notes have the right at all times to convert all or any portion of the secured convertible notes prior to payment of the prepayment amount.

          We also have a partial call option under the terms of the secured convertible notes in any month in which the current price of our common stock is below $0.25. Under the terms of the partial call option, we have the right to pay the outstanding principal amount of the secured convertible notes plus one-month's interest for that month, which will stay any conversions of the secured convertible notes by the holders for that month. The principal amount of the secured convertible notes to be repaid is determined by dividing the then outstanding principal amount of the notes by the maturity of the notes in months, or 36, multiplied by 104%.

          The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase Agreement for a period of two years from the date that the investors distribute the final $700,000. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

          In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

          o The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;
          o Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;
          o The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and
          o    Any breach of, or default under, the Warrants.

         An event of default under the secured convertible notes occurs if we:

          o    Fail to pay the principal or interest when due;
          o Do not issue shares of common stock upon receipt of a conversion notice;
          o Fail to file a registration statement within 45 days after June 23, 2005 or fail to have the registration statement effective within 120 days after June 23, 2005;
          o Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;
          o Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection therewith;
          o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;
          o Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;
          o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;
          o Fail to maintain the listing of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or
          o Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

          Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:

          o To take possession of the collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the collateral, or any part thereof, is or may be placed and remove the same, and we shall assemble the collateral and make it available to the investors at places which the investors shall reasonably select, whether at our premises or elsewhere, and make available to the investors, without rent, all of our respective premises and facilities for the purpose of the investors taking possession of, removing or putting the collateral in saleable or disposable form; and
          o To operate our business using the collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the investors may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to us or our right of redemption, which we expressly waived. Upon each such sale, lease, assignment or other transfer of collateral, the investors may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities by us, which we waived and released.

          The warrants are exercisable until five years from the date of issuance at a purchase price of $0.28 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated June 23, 2005.

          Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

          The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

          The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

          A complete  copy of the  Securities  Purchase  Agreements  and related
documents  are   incorporated   by  reference  as  exhibits  to  our  Form  SB-2
registration statement relating to this prospectus.

SAMPLE CONVERSION CALCULATION

          The number of shares of common stock issuable upon conversion of the secured convertible notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of the $2,000,000 of secured convertible notes on October 31, 2005, at a conversion price of $0.035, the number of shares issuable upon conversion would be:

$2,000,000/$0.035 = 57,142,858 shares

          The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price as of October 28, 2005 of $0.12.

                                             Number           % of
% Below     Price Per    With Discount      of Shares         Outstanding
Market         Share       at 50%           Issuable          Stock
-------     --------     -------------     -----------        -----------
25%           $.09         $.045            44,444,445        60.00%
50%           $.06         $.03             66,666,667        69.23%
75%           $.03         $.015           133,333,334        81.82%

                                  LEGAL MATTERS

          Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

          Corbin & Company, LLP, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at June 30, 2005 and for the year then ended that appear in the prospectus. Kabani & Company, Inc., independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at June 30, 2004 and for the year then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firms' opinion based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

          We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Reclamation Consulting and Applications, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

          We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.

                          INDEX TO FINANCIAL STATEMENTS

         Reports of Independent Registered Public Accounting Firms                    F-1
         Balance Sheet as of June 30, 2005                                            F-3
         Statements of Operations for the years ended June 30, 2005 and 2004          F-4
         Statements of Stockholders' Deficit for the years ended
                  June 30, 2005 and 2004                                              F-5
         Statements of Cash Flows for the years ended June 30, 2005 and 2004          F-7
         Notes to Financial Statements                                                F-9 to F-25

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Reclamation Consulting and Applications, Inc.

We have audited the accompanying balance sheet of Reclamation Consulting and Applications, Inc. (the "Company") as of June 30, 2005 and the related statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Reclamation Consulting and Applications, Inc. as of June 30, 2005 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the Company has incurred recurring losses and has yet to establish profitable operations. These factors, among others, raise substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters are also described in Note
1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CORBIN & COMPANY, LLP
/s/CORBIN & COMPANY, LLP
Irvine, California
October 3, 2005

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Reclamation Consulting and Applications, Inc.

We have audited the accompanying statements of operations, stockholders' equity, and cash flows of Reclamation Consulting and Applications, Inc. (formerly, Recycling Centers of America, Inc.) for the year ended June 30, 2004 . These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board ( United States) Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Reclamation Consulting and Applications, Inc. for the year ended June 30, 2004, in conformity with accounting principles generally accepted in the United States of America.


The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has accumulated deficit of $ 11,112,519 as of June 30, 2004. The Company incurred net losses of $ 2,542,770 for the year ended June 30, 2004. These factors as discussed in Note 15 to the financial statements included in the 10KSB for the year ended June 30, 2004, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 15 referred to above. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


KABANI & COMPANY, INC.
---------------------------
CERTIFIED PUBLIC ACCOUNTANTS
Fountain Valley, California
September 2, 2004

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.
                                  BALANCE SHEET
                                  JUNE 30, 2005

                                                                ASSETS

CURRENT ASSETS:

            Cash and cash equivalents                            $           --
            Accounts receivable                                          31,215
            Inventories                                                  45,692
            Prepaid interest                                             46,000
            Prepaid professional fees                                    25,000
            Other prepaid expenses and current assets                    35,328
                                                                 --------------

                      Total current assets                              183,235

Property and equipment, net                                              53,400
Deferred financing costs, net                                            40,000
                                                                 --------------

                                                                 $      276,635
                                                                 ==============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:

Accounts payable                                                 $      122,258
Accrued professional fees                                                60,000
Payroll taxes payable                                                   222,533
Accrued interest payable                                                 70,505
Other accrued expenses                                                   47,856
Current portion of accrued judgment payable                              39,300
Notes payable - related parties                                         415,575
Notes payable, net of unamortized discount                              301,350
                                                                 --------------

          Total current liabilities                                   1,279,377

Accrued judgment payable, net of current portion                         65,100
Derivative liabilities                                                1,709,081
                                                                 --------------

          Total liabilities                                           3,053,558
                                                                 --------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:

Common stock, $0.01 par value;
75,000,000 shares authorized, 29,628,813
 shares issued and outstanding                                          296,208
Additional paid-in capital                                           11,731,997
Treasury stock (1,500,000 shares), at cost                              (15,000)
Shares to be issued (100,000 shares)                                     25,000
Accumulated deficit                                                 (14,815,128)
                                                                 --------------

          Total stockholders' deficit                                (2,776,923)
                                                                 --------------

                                                                 $      276,635
                                                                 ==============

         See reports of independent registered public accounting firms and accompanying notes to the financial statements

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.
                            STATEMENTS OF OPERATIONS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004

                                                                         2005               2004
                                                                    --------------     --------------
Net revenue                                                         $      242,965     $      289,218

Cost of revenue                                                            192,937            185,280
                                                                    --------------     --------------

       Gross profit                                                         50,028            103,938

Selling, general and administrative expenses                             2,210,588          2,044,600
                                                                    --------------     --------------

       Loss from operations                                             (2,160,560)        (1,940,662)
                                                                    --------------     --------------

Other income (expense):
       Interest income                                                      60,491             46,284
       Loss on uncollectible notes receivable                           (1,080,320)                --
       Loss on settlement of debt                                               --           (578,695)
       Interest expense                                                   (486,795)           (45,622)
       Legal settlement                                                    (34,625)                --
       Loss on impairment of inventory                                          --               (583)
       Loss on disposal of property and equipment                               --            (22,692)
                                                                    --------------     --------------
                                                                        (1,541,249)          (601,308)
                                                                    --------------     --------------

       Loss before provision for income taxes                           (3,701,809)        (2,541,970)

Provision for income taxes                                                     800                800

                                                                    --------------     --------------
Net loss                                                            $   (3,702,609)    $   (2,542,770)
                                                                    ==============     ==============

Net loss per share - basic and diluted                              $        (0.13)    $        (0.12)
                                                                    ==============     ==============

Weighted-average common shares outstanding - basic and diluted          27,491,556         21,968,260
                                                                    ==============     ==============

         See reports of independent registered public accounting firms and accompanying notes to the financial statements

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.
                       STATEMENTS OF STOCKHOLDERS' DEFICIT
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004

                                                   Common Stock
                                        ---------------------------------          Additional
                                          Number of                                 Paid-in            Treasury      Shares to
                                           Shares               Amount              Capital              Stock       Be Issued
                                        ------------         ------------         ------------         --------      ---------
Balance at July 1, 2003                   18,669,659         $    186,696         $  7,318,209         $(15,000)       $71,167

Issuance of shares for cash
received in the prior year                   127,918                1,279               49,888                         (51,167)

Issuance of shares for service
received in the prior year                    50,000                  500               19,500                         (20,000)

Issuance of shares for debt
settlement                                 1,546,131               15,461            1,176,493

Issuance of shares on loan
conversion                                    41,432                  414               26,917

Issuance of  shares for cash               4,279,805               42,798            1,753,635

Issuance of shares for services
rendered                                     777,675                7,777              519,156

Option granted for services                                                             31,500

10,000 shares of common stock to
be issued for service rendered                                                                                           5,000

Net loss for the year ended
June 30, 2004
                                        ------------         ------------         ------------         --------        -------

Balance at June 30, 2004                  25,492,620              254,926           10,895,296          (15,000)         5,000

Issuance of common shares
for cash                                   1,922,943               19,229              452,027                           5,000

Issuance of shares for services
rendered                                   1,672,750               16,728              391,390                          (5,000)

Conversion of notes payable                  732,500                7,325              139,175

Conversion of interest payable                25,000                  250                4,650

Cancellation of common shares
for legal settlement                        (225,000)              (2,250)             (67,525)

Issuance of stock options for
services rendered                                                                      495,530

Common shares to be issued for
conversion of note payable
(100,000 shares)                                                                                                        20,000

Beneficial conversion feature
of convertible debt                                                                    100,000

Stock warrants reclassified
as derivative liabilities                                                             (678,546)

Net loss
                                        ------------         ------------         ------------         --------        -------

                                          29,620,813         $    296,208         $ 11,731,997         $(15,000)       $25,000
                                        ============         ============         ============         ========        =======

                                      F-5

                                                               Total
                                         Accumulated         Stockholders'
                                          Deficit              Deficit
                                        ------------         -------------
Balance at July 1, 2003                 $ (8,569,749)        $ (1,008,677)

Issuance of shares for cash
received in the prior year

Issuance of shares for service
received in the prior year

Issuance of shares for debt
settlement                                                      1,191,954

Issuance of shares on loan
conversion                                                         27,331

Issuance of  shares for cash                                    1,796,433

Issuance of shares for services
rendered                                                          526,933

Option granted for services                                        31,500

10,000 shares of common stock to
be issued for service rendered                                      5,000

Net loss for the year ended
June 30, 2004                             (2,542,770)          (2,542,770)
                                        ------------         ------------

Balance at June 30, 2004                 (11,112,519)              27,703

Issuance of common shares
for cash                                                          476,256

Issuance of shares for services
rendered                                                          403,118

Conversion of notes payable                                       146,500

Conversion of interest payable                                      4,900

Cancellation of common shares
for legal settlement                                              (69,775)

Issuance of stock options for
services rendered                                                 495,530

Common shares to be issued for
conversion of note payable
(100,000 shares)                                                   20,000

Beneficial conversion feature
of convertible debt                                               100,000

Stock warrants reclassified
as derivative liabilities                                        (678,546)

Net loss                                  (3,702,609)          (3,702,609)
                                        ------------         ------------

                                        $(14,815,128)        $ (2,776,922)
                                        ============         ============

         See reports of independent registered public accounting firms and accompanying notes to the financial statements

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.
                            STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004

                                                                                              2005              2004
                                                                                          ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
            Net loss                                                                      $ (3,702,609)     $ (2,542,770)
            Adjustments to reconcile net loss to net cash used in
              operating activities:
                   Loss on uncollectible notes receivable                                    1,080,320                --
                   Loss on settlement of debt                                                       --           578,695
                   Allowance for doubtful accounts                                                  --           270,000
                   Issuance of stock options for services rendered                             495,530            31,500
                   Issuance of shares for services rendered                                    403,118           531,933
                   Fair value of derivative liabilities recorded to interest expense           330,535                --
                   Cancellation of common shares for legal settlement                          (69,775)               --
                   Amortization of discount on notes payable                                    62,500                --
                   Loss on impairment of inventory                                                  --               583
                   Depreciation                                                                  8,201             5,338
                   Loss on disposal of fixed assets                                                 --            22,692
                   (Increase) decrease in current assets:
                              Accounts receivable                                              (31,215)         (224,968)
                              Inventories                                                      (45,692)           98,116
                              Prepaid expenses and other current assets                        (89,375)            8,238
                   Increase (decrease) in current liabilities:
                              Accounts payable and accrued expenses                             55,156            93,671
                              Customer deposits                                                 (7,542)            7,542
                                                                                          ------------      ------------

                   Total adjustments                                                         2,191,761         1,423,340
                                                                                          ------------      ------------

            Net cash used in operating activities                                           (1,510,848)       (1,119,430)
                                                                                          ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
                   Advances on notes receivable                                               (301,902)         (714,178)
                   Acquisition of property and equipment                                        (4,757)           (1,948)
                                                                                          ------------      ------------

            Net cash used in investing activities                                             (306,659)         (716,126)
                                                                                          ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
                   Proceeds on notes payable and convertible debentures                      1,875,466            98,112
                   Payment of deferred financing costs                                         (40,000)
                   Payments on notes payable and convertible debentures                       (495,258)          (58,246)
                   Issuance of common shares for cash                                          476,256         1,796,433
                                                                                          ------------      ------------

            Net cash provided by financing activities                                        1,816,464         1,836,299
                                                                                          ------------      ------------

Net (decrease) increase in cash and cash equivalents                                            (1,043)              743

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                                     1,043               300
                                                                                          ------------      ------------

CASH AND CASH EQUIVALENTS, END OF YEAR                                                    $         --      $      1,043
                                                                                          ============      ============

                                    Continued

                                      F-7

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.
                            STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004
                                   (Continued)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for: Interest                                                   $     62,755      $     25,003
                                                                          ============      ============

               Income taxes                                               $         --      $         --
                                                                          ============      ============

Non-cash investing and financing activities:

Conversion of notes payable and accrued interest to common stock          $    171,400      $  1,219,285
                                                                          ============      ============

Beneficial conversion feature of convertible debt                         $    100,000      $         --
                                                                          ============      ============

Debt discount on convertible debt                                         $    700,000      $         --
                                                                          ============      ============

Stock warrants reclassified as derivative liabilities                     $    678,546      $         --
                                                                          ============      ============

Acquisition of fixed assets through reduction of accounts receivable      $     44,902      $         --
                                                                          ============      ============

         See reports of independent registered public accounting firms and accompanying notes to the financial statements

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2005 and 2004

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Organization

Reclamation Consulting and Applications, Inc. (the "Company") is a Colorado corporation, originally formed in 1976. The Company's primary business is the production and sale of Alderox(TM), ASA-12(TM) and applicator systems. ASA-12(TM) is an asphalt/concrete release agent that was developed by the Company in response to the industry's need for an effective, economical and environmentally friendly product. The Company's customers are located throughout the United States.

Basis of Presentation

The Company's financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company has incurred cumulative losses of $14,815,128, including net losses of $3,702,609 and $2,542,770 for the years ended June 30, 2005 and 2004, respectively.

In view of the matters described in the preceding paragraph, the recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon future sustainable profitable operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing, increase its customer base and manage its costs. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps, which it believes are sufficient to provide the Company with the ability to continue as a going concern: (i) obtaining additional equity and debt financing (see Notes 7 and 11); (ii) controlling of salaries and general and administrative expenses; (iii) managing accounts payable; and (iv) evaluating its distribution and marketing methods.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the realizability of long-lived assets, the fair value of derivative liabilities, and the fair value of common shares/options granted for services. Actual results could differ from those estimates.

Cash Equivalents

For purposes of the statements of cash flows, the Company considers cash equivalents to include highly liquid investments with original maturities of three months or less.

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Accounts Receivable

The Company performs periodic evaluations of its customers and maintains allowances for potential credit losses as deemed necessary. The Company generally does not require collateral to secure its accounts receivable. The Company estimates credit losses and returns based on management's evaluation of historical experience and current industry trends. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

Inventories

Inventories consist of raw materials and finished goods and are stated at the lower of cost (determined using the average cost method) or market. The Company regularly monitors potential excess or obsolete inventories by comparing the market value to cost. When necessary, the Company reduces the carrying amount of inventories to their market value.

Property and Equipment

Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs that do not improve or extend the lives of the respective assets are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

The Company depreciates its property and equipment using the straight-line method over the following estimated useful lives:

Computers and office equipment              3-5 years
Test equipment                                5 years
Vehicles                                      5 years

Long-Lived Assets

The Company accounts for its long-lived assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value or disposable value. As of June 30, 2005, the Company does not believe there has been any impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company's products and services will continue, which could result in impairment of long-lived assets in the future.

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Income Taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets and liabilities are recognized for future tax benefits or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be realized through future operations.

Convertible Debentures

In certain instances, the convertible feature of the Company's notes payable provides for a rate of conversion that is below market value (see Notes 6 and 7). This feature is characterized as a beneficial conversion feature ("BCF"), which is recorded by the Company pursuant to Emerging Issues Task Forces ("EITF") Issue No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," and EITF Issue No. 00-27, "Application of EITF Issue No. 98-5 to Certain Convertible Instruments."

The Company's convertible debt is recorded net of the debt discount related to the BCF. The Company amortizes the discount to interest expense over the life of the debt on a straight-line basis, which approximates the effective interest method. For the years ended June 30, 2005 and 2004, the Company recorded $62,500 and $0, respectively, of amortization related to the BCF.

Deferred Financing Costs

The Company records direct costs of obtaining debt as deferred financing costs and amortizes these costs to interest expense over the life of the debt on a straight-line basis, which approximates the effective interest method. For the years ended June 30, 2005 and 2004, the Company did not record any deferred financing cost amortization.

Fair Value of Financial Instruments

The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, related-party notes payable and notes payable. Pursuant to SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," the Company is required to estimate the fair value of all financial instruments at the balance sheet date. The Company cannot determine the estimated fair value of related-party notes payable as the transactions originated with related parties and instruments similar to its convertible notes payable could not be located. Other than these items, the Company considers the carrying values of its financial instruments in the financial statements to approximate their fair values.

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Derivative Financial Instruments

The Company's derivative financial instruments consist of embedded derivatives related to the Callable Secured Convertible Term Notes (the "Notes") entered into on June 23, 2005 (see Note 7). These embedded derivatives include certain conversion features, variable interest features, call options and default provisions. The accounting treatment of derivative financial instruments requires that the Company record the derivatives and related warrants at their fair values as of the inception date of the agreement (estimated at $1,030,535) and at fair value as of each subsequent balance sheet date (no difference at June 30, 2005 as only seven days have elapsed since the date of the Notes). In addition, under the provisions of EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock," as a result of entering into the Notes, the Company is required to classify all other non-employee stock options and warrants as derivative liabilities and mark them to market at each reporting date. The fair value of such options and warrants that were reclassified as liabilities from additional paid-in capital at June 30, 2005 totaled $678,546. Any change in fair value will be recorded as non-operating, non-cash income or expense at each reporting date. If the fair value of the derivatives is higher at the subsequent balance sheet date, the Company will record a non-operating, non-cash charge. If the fair value of the derivatives is lower at the subsequent balance sheet date, the Company will record non-operating, non-cash income. Conversion-related derivatives were valued using the Binomial Option Pricing Model with the following assumptions: dividend yield of 0%; annual volatility of 169%; and risk free interest rate of 3.67% as well as probability analysis related to trading volume restrictions. The remaining derivatives were valued using discounted cash flows and probability analysis. The derivatives are classified as long-term liabilities (see Note 7).

Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements," as revised by SAB No. 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable and collectibility is probable. Sales are recorded net of sales discounts.

Revenues from sales to distributors and agents are recognized upon shipment when there is evidence that an arrangement exists, delivery has occurred under the Company's standard FOB shipping point terms, the sales price is fixed or determinable and the ability to collect sales proceeds is reasonably assured. The contracts regarding these sales do not include any rights of return or price protection clauses.

Net Loss Per Share

The Company adopted the provisions of SFAS No. 128, "Earnings Per Share" ("EPS"). SFAS No. 128 provides for the calculation of basic and diluted earnings per share. Basic EPS includes no dilution and is computed by dividing income or loss available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution of securities that could share in the earnings or losses of the entity. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later) as if funds obtained thereby were used to purchase common stock at the average market price during the period.

For the years ended June 30, 2005 and 2004, basic and diluted loss per share are the same since the calculation of diluted per share amounts would result in an anti-dilutive calculation that is not permitted and therefore not included. Such dilutive amounts would have included shares potentially issuable pursuant to convertible debentures (see Notes 6 and 7) and outstanding options and warrants (see Note 10).

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Issuance of Stock for Non-Cash Consideration

All issuances of the Company's stock for non-cash consideration have been assigned a per share amount equaling either the market value of the shares issued or the value of consideration received, whichever is more readily determinable. The majority of the non-cash consideration received pertains to services rendered by consultants and others and has been valued at the market value of the shares on the dates issued. In certain instances, the Company has discounted the values assigned to the issued shares for illiquidity and/or restrictions on resale (see Note 10).

Stock-Based Compensation

Stock-based awards to non-employees are accounted for using the fair value method in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," and EITF Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services." All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party performance is complete or the date on which it is probable that performance will occur.

Stock-based compensation for employees is accounted for in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." The Company has elected to adopt the disclosure only provisions of SFAS No. 123, which requires pro forma disclosures in the financial statements as if the measurement provisions of SFAS No. 123 had been adopted. In addition, the Company has made the appropriate disclosures as required under SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure."

Had the Company determined employee stock-based compensation cost based on a fair value model at the grant date for its stock options under SFAS No. 123, the Company's net loss and net loss per share for the years ended June 30, 2005 and 2004 would have been adjusted to the pro forma amounts, as follows (in thousands, except per share amounts):

                                                        2005          2004
                                                      ---------     ---------
Net loss - as reported                                $  (3,703)    $  (2,543)
Stock-based compensation expense reported in
  net income, net of  tax                                    --            31
Stock-based compensation expense determined
  under fair-value based method, net of tax                (112)          (57)
                                                      ---------     ---------

            Pro forma net loss                        $  (3,815)    $  (2,569)
                                                      =========     =========

Basic and diluted, as reported                        $   (0.13)    $   (0.12)
                                                      =========     =========
Basic and diluted, pro forma                          $   (0.14)    $   (0.12)
                                                      =========     =========

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Concentrations of Credit Risk

The Company maintains its cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. From time-to-time, the Company's cash balances exceed the amount insured by the FDIC. Management believes the risk of loss of cash balances in excess of the insured limit to be low.

The majority of revenues in the years ended June 30, 2005 and 2004 were generated from a few customers. For the year ended June 30, 2005, total sales to two major customers amounted to $178,822 and as of June 30, 2005, no amounts were due from these major customers. For the year ended June 30, 2004, sales to the two major customers amounted to $321,239.

Reclassifications

Certain amounts in June 30, 2004 financial statements have been reclassified to conform with the June 30, 2005 presentation. Such reclassification had no effect on net loss as previously reported.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R, "Share-Based Payment," which replaces SFAS No. 123 and supersedes APB Opinion No. 25. SFAS No. 123R addresses the accounting for transactions in which an enterprise receives employee services in exchange for equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options and restrictive stock grants, to be recognized as a compensation cost based on their fair values. The pro forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at the date of adoption. The transition methods include prospective and retroactive adoption options. Under the retroactive option, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company is required to adopt SFAS No. 123R in its fiscal year beginning after December 15, 2005. The Company is currently assessing the impact that adoption of this Standard will have on its results of operations, financial position and cash flows. The Company preliminarily believes that adoption of this standard will result in additional charges to reported earnings.

In September 2004, the EITF finalized its consensus on EITF Issue No. 04-8, "The Effect of Contingently Convertible Debt on Diluted Earnings Per Share" ("EITF 04-8"). EITF 04-8 addresses when the dilutive effect of contingently convertible debt with a market price trigger should be included in diluted earnings per share. Under EITF 04-8, the market price contingency should be ignored and these securities should be treated as non-contingent, convertible securities and always included in the diluted EPS computation unless their inclusion would be anti-dilutive. EITF 04-8 requires these securities be included in diluted EPS using either the if-converted method or the net share settlement method, depending on the conversion terms of the security. EITF 04-8 is effective for all periods ending after December 15, 2004 and is to be applied by retrospectively restating previously reported EPS. The adoption of EITF 04-8 will have an effect on the Company's diluted EPS computation if, in future periods, the inclusion of contingently convertible debt becomes dilutive.

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

In November 2004, The FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and spoilage. SFAS No. 151 requires that these costs be expensed as incurred and not included in overhead. SFAS No. 151 also requires that allocation of fixed production overhead to conversion costs be based on normal capacity of the production facilities. This standard is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not believe the adoption of the statement will result in a significant impact to the Company's financial statements.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-Monetary Assets, an amendment of APB Opinion 29, Accounting for Non-Monetary Transactions." The amendments made by SFAS No. 153 are based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for non-monetary exchanges of similar productive assets and replace it with a broader exception for exchanges of non-monetary assets that do not have "commercial substance." The provisions in SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not believe the adoption of this statement will have a material impact on its financial statements.

NOTE 3 - ACCOUNTS RECEIVABLE

All accounts receivable are trade related. These receivables are current and no reserve for uncollectible accounts is deemed necessary.

NOTE 4 - NOTES RECEIVABLE

At November 4, 2004, the Company had notes receivable of $1,119,378 due from North American Systems, Inc. ("NAS"), the former sole United States distributor of the Company's line of Alderox(TM) products under a revolving loan agreement with the Company (the "Agreement"). The Agreement with NAS required that the Company provide loans to NAS to meet working capital requirements until sale of the Alderox(TM) products commenced. The notes bore interest at 10% per annum and were secured by the assets of NAS. As of November 4, 2004, NAS also owed $275,844 of unsecured accounts receivable to the Company.

The Agreement was terminated on November 4, 2004 due to NAS defaulting on the Agreement. At that date, the Company purchased $44,902 of fixed assets owned by NAS by reducing the accounts receivable balance owing from NAS. The Company believes that no amounts owing from NAS will be recovered. The Company recorded an allowance for doubtful accounts of $270,000 against the notes receivable in fiscal 2004 and wrote off the remaining unreserved balance of $1,080,320 in 2005. The write-off of the notes and accounts receivable in fiscal 2005 are recorded as other expense in the accompanying statements of operations.

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2005 and 2004

NOTE 5 - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at June 30, 2005:

Computers and office equipment      $   23,333
Test equipment                          29,974
Vehicles                                17,408
                                    ----------
                                        70,715

Less accumulated depreciation          (17,315)
                                    ----------

                                    $   53,400
                                    ==========

NOTE 6 - NOTES PAYABLE - RELATED PARTIES

Notes payable - related parties consists of the following at June 30, 2005:
Unsecured notes payable to shareholders, bearing interest at 10 percent per
  annum, convertible to common stock at $0.25 per share, due on demand              $   21,000
Unsecured note payable to shareholder, bearing interest at 15 percent per annum, convertible to common shares at $0.75 per share, monthly
  principal payments of $1,833, due June 30, 2006                                       20,000
Unsecured notes payable to shareholder, bearing interest at 15 percent per
  annum, due on demand                                                                  16,056
Unsecured notes payable to shareholders, bearing interest at 10 percent per
  annum, due on demand                                                                 336,964
Unsecured notes payable to shareholders, bearing interest at credit card rate,
  as defined, due on demand                                                             21,555
                                                                                    ----------

                                                                                    $  415,575
                                                                                    ==========

Interest expense on notes payable - related parties for the years ended June 30, 2005 and 2004 was $55,619 and $7,707, respectively. All related-party notes payable are reflected as current liabilities as they are either due on demand or mature on June 30, 2006.

During the year ended June 30, 2005, the Company borrowed $50,000 from a shareholder that was to be repaid prior to June 30, 2005. As of June 30, 2005, a balance of $15,000 was due on the note. The investor has an option to convert up to the full loan amount into restricted shares of the Company's common stock at $0.25 per share. The Company recorded a discount on the debt of $50,000 and amortized the entire $50,000 as non-cash interest expense during 2005.

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2005 and 2004

NOTE 7 - NOTES PAYABLE

Notes payable consist of the following at June 30, 2005:
Callable, secured, convertible notes, net of unamortized debt discount
     of $700,000 (see below)                                                           $       --
Note payable, bearing interest at 10 percent per annum, convertible to common stock at 70% of the average of the 5 lowest closing bid prices of the common stock for the 20 days preceding the date of conversion, with a floor of $0.18 per share and a ceiling of $0.30 per share, due March 2006, secured by accounts receivable, inventories and property and equipment, net
     of unamortized debt discount of $37,500 (see below)                                   12,500
Note payable, bearing interest at 15 percent per annum, convertible to common shares at $0.40 per share, due on demand, secured by substantially all
     assets of the Company                                                                  8,000
Note payable, bearing interest at 15 percent per annum, convertible to common shares at $0.40 per share, due September 2005, secured by substantially
     all assets of the Company                                                             75,000
Note payable, bearing interest at 15 percent per annum, convertible to common shares at $0.40 per share, due October 2005, secured by substantially all
     assets of the Company                                                                 50,000
Notes payable, bearing interest at 10 percent per annum and paid semi-annually, convertible to common shares at $0.40 or $0.45 per share, due August 2005,
     secured by substantially all assets of the Company                                    50,000
Note payable, bearing interest at 15 percent per annum, convertible to common shares at $0.75 per share, due September 2005, secured by substantially
     all assets of the Company                                                             50,000
Unsecured notes payable, bearing interest at 10 percent per annum, convertible to
     common shares at $0.40 per share, due December 31, 2005                               55,850
                                                                                       ----------

                                                                                       $  301,350
                                                                                       ==========

During the year ended June 30, 2005, the Company borrowed $50,000 from an investor, which is payable in March 2006. The investor has an option to convert up to the full loan amount into restricted shares of the Company's common stock at $0.25 per share. The Company recorded a discount on the debt of $50,000 and amortized $12,500 as non-cash interest expense during 2005.

On June 23, 2005, the Company entered into a Securities Purchase Agreement (the "SPA") with AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC (collectively, the "Investors") for the sale of (i) $2,000,000 in Notes and (ii) warrants to purchase 8,000,000 shares of the Company's common stock.

The Investors are obligated to provide the Company with the funds as follows:

o $700,000 was disbursed on June 23, 2005;
o $600,000 was disbursed on July 28, 2005 (within five days of filing a registration statement covering the number of shares of common stock underlying the secured convertible notes and the warrants); and
o $700,000 will be disbursed within five days of the effectiveness of the registration statement.

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2005 and 2004

NOTE 7 - NOTES PAYABLE, continued

The Notes bear interest at 10%, mature three years from the date of issuance and are convertible into the Company's common stock, at the Investors' option, at the lower of $0.21 per share or 50% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before, but not including, the conversion date.

The full principal amount of the Notes is due upon a default under the terms of the SPA. In addition, the Company granted the Investors a security interest in substantially all of its assets and intellectual property. The Company filed a registration statement with the Securities and Exchange Commission within 45 days of closing, which included the common stock underlying the Notes and the warrants. If the registration statement is not declared effective within 120 days from the date of closing, the Company will be required to pay a penalty to the Investors. In the event the Company breaches any representation or warranty in the SPA, the Company is required to pay a penalty in shares or cash, at the election of the Investors, in an amount equal to three percent of the outstanding principal amount of the Notes per month plus accrued and unpaid interest.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.28 per share. The Investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Investors exercise the warrants on a cashless basis, the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the Notes issued pursuant to the SPA.

The Investors have agreed to restrict their ability to convert their Notes or exercise their warrants and receive shares of the Company's common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

Under a Guaranty and Pledge Agreement, Mr. Gordon Davies, Company President, agreed (i) to unconditionally guarantee the timely and full satisfaction of all obligations, whether matured or unmatured, now or hereafter existing or created and becoming due and payable to the Investors, their successors, endorsees, transferees or assigns under the SPA and other transaction documents to the extent of 517,400 shares of the Company's common stock owned by Mr. Davies, and
(ii) to grant to the Investors, their successors, endorsees, transferees or assigns a security interest in the 517,400 shares, as collateral security for such obligations.

The Notes include certain features that are considered embedded derivative financial instruments, such as a variety of conversion options, a variable interest rate feature, events of default and a variable liquidated damages clause. These features are described below, as follows:

o The Notes' conversion features are identified as an embedded derivative and have been bifurcated and recorded on the Company's balance sheet at their fair value;
o The Company has a partial call option to allow the Company to pre-empt the conversion of the Notes in a given month and partially offset the BCF, which is identified as an embedded derivative and has been bifurcated and recorded on the Company's balance sheet at its fair value;
o Annual interest on the Notes is equal to 10% provided that no interest shall be due and payable for any month in which the Company's trading price is greater than $0.3125 for each trading day of the month, which potential interest rate reduction is identified as an embedded derivative and has been bifurcated and recorded on the Company's balance sheet at its fair value;

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2005 and 2004

NOTE 7 - NOTES PAYABLE, continued

o The SPA includes a penalty provision based on any failure to meet registration requirements for shares issuable under the conversion of the note or exercise of the warrants, which represents an embedded derivative, but such derivative has a de minimus value and has not been included in this analysis at June 30, 2005; and
o The SPA contains certain events of default including not having adequate shares registered to effectuate allowable conversions; in that event, the Company is required to pay a conversion default payment at 24% interest, which is identified as an embedded derivative and has been bifurcated and recorded on the Company's balance sheet at its fair value.

The initial relative fair value assigned to the embedded derivatives was $504,601.

In conjunction with the Notes, the Company issued warrants to purchase 8,000,000 shares of common stock. The accounting treatment of the derivatives and warrants requires that the Company record the warrants at their fair values as of the inception date of the SPA, which totaled $525,934.

The Company recorded the first $700,000 of fair value of the derivatives and warrants to debt discount (equal to the total proceeds received as of June 30, 2005), which will be amortized to interest expense over the term of the Notes. No amortization was recorded for the year ended June 30, 2005. The remaining balance of $330,535 was recorded as interest expense for the year ended June 30, 2005.

The market price of the Company's common stock significantly impacts the extent to which the Company may be required or may be permitted to convert the unrestricted and restricted portions of the Notes into shares of the Company's common stock. The lower the market price of the Company's common stock at the respective times of conversion, the more shares the Company will need to issue to convert the principal and interest payments then due on the Notes. If the market price of the Company's common stock falls below certain thresholds, the Company will be unable to convert any such repayments of principal and interest into equity, and the Company will be forced to make such repayments in cash. The Company's operations could be materially adversely impacted if the Company is forced to make repeated cash payments on the Notes.

Future minimum principal payments are as follows under notes payable for the year ending June 30:

              2006                 $  338,850
              2007                         --
              2008                    700,000
                                   ----------
                                   $1,038,850
                                   ==========

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2005 and 2004

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company conducts its operations utilizing leased facilities and equipment under non-cancelable operating lease agreements expiring at various dates through 2007. Future minimum lease commitments, excluding property taxes and insurance for the years ending June 30 are:

              2006                   $ 61,230
              2007                     58,217
              2008                      1,320
                                     --------
                                     $120,767
                                     ========

Rent expense for all leased facilities and equipment was $67,277 and $38,661 for the years ended June 30, 2005 and 2004, respectively.

Litigation

The Company settled a lawsuit with two former employees during the year ended June 30, 2004. The former employees had alleged that the Company and its officer were liable to them for losses suffered by the former employees due to breach of employment contract. Per the settlement agreement, the Company agreed to pay to the former employees a total of $128,000 in exchange for the return to the Company of 200,000 shares of the Company's common stock. The payments were paid in combined monthly installments of $14,333 through December 31, 2004 and no balance was due to the employees as of June 30, 2005. The value of the returned shares of $69,775 is shown as other expense in the accompanying statement of operations for the year ended June 30, 2005.

On May 2, 2005, a complaint was filed against the Company, our president, Gordon Davies, and our vice president, Michael Davies. The complaint alleges, among other things, a cause of action for breach of contract and seeks the return of approximately $55,000, which the plaintiff alleges was loaned to the Company under a "partly written, partly oral" agreement, pursuant to which a total of $80,000 was loaned. Company management has denied that the plaintiff is owed the amounts sought and intends to vigorously defend this action. Specifically, Company management denies that any such agreement ever existed, and that the Company never received any loans from the plaintiff. On August 2, 2005, a hearing on the Company's demurrer to the complaint was held, pursuant to which the demurrer was granted and required the plaintiff to amend their complaint. On August 29, 2005, an amended complaint was filed against the Company, Mr. Gordon Davies and Mr. Michael Davies. This matter is currently in the discovery phase and, as such, counsel has advised Company management that it is premature to attempt to estimate any potential outcome or loss at this time.

In September 2005, litigation between the Company and a former lessor was settled through arbitration. The complaint alleged breach of contract by the Company for not paying amounts due as per the lease terms. The terms of the settlement require the Company to pay $30,000 on March 1, 2006. Beginning April 1, 2006, the Company is required to pay monthly installments of $3,100 for twenty-four months. These amounts are accrued in the accompanying financial statements as other expense. The Company may prepay the remaining balance at a twenty percent discount at any time. If the Company defaults on any of the required payments, the additional $40,000 due under the terms of the original lease will become due and payable. This amount has not been accrued as the Company believes the possibility of default under the agreement is remote. The payment of the settlement is personally guaranteed by Mr. Gordon Davies.

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2005 and 2004

NOTE 8 - COMMITMENTS AND CONTINGENCIES, continued

Future minimum payments under the former lessor settlement agreement for the years ending June 30 are:

                2006               $ 39,300
                2007                 37,200
                2008                 27,900
                                   --------
                                   $104,400
                                   ========

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party in relation to certain actions or transactions. The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the State of California. In connection with its facility leases, the Company has indemnified its lessors for certain claims arising from the use of the facilities. The Company is also required to indemnify the Investors under the terms of the Notes. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying balance sheet.

NOTE 9 - INCOME TAXES

The provision (benefit) for income taxes consists of the following for the years ended June 30:

                                                   2005                2004
                                                -----------         -----------
Current:
    Federal                                     $        --         $        --
    State                                               800                 800
                                                -----------         -----------
                                                        800                 800
                                                -----------         -----------
Deferred
    Federal                                      (1,240,000)           (860,000)
    State                                          (220,000)           (130,000)
                                                -----------         -----------
                                                 (1,460,000)           (990,000)
Less change in valuation allowance                1,460,000             990,000
                                                -----------         -----------
                                                         --                  --
                                                -----------         -----------

                                                $       800         $       800
                                                ===========         ===========

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2005 and 2004

NOTE 9 - INCOME TAXES, continued

The components of the net deferred tax asset as of June 30, 2005 is as follows:

Net operating loss carryforwards                        $ 5,900,000
Valuation allowance                                      (5,900,000)
                                                        -----------
                                                        $        --
                                                        ===========

Deferred income taxes are provided for the tax effects of temporary differences in the reporting of income and deductions for financial statement and income tax reporting purposes and arise principally from net operating loss carryforwards and accelerated depreciation methods used for income tax reporting.

The Company's effective tax rate differs from the federal and state statutory rates due to the valuation allowance recorded for the deferred tax asset due to unused net operating loss carryforwards. An allowance has been provided for by the Company which reduced the tax benefits accrued by the Company for its net operating losses to zero, as it cannot be determined when, or if, the tax benefits derived from these operating losses will materialize.

As of June 30, 2005, the Company has available net operating loss carryforwards of approximately $14,750,000 for federal and California purposes which expire in various years through 2025 and 2015 for federal and California purposes, respectively. The Company's use of its net operating losses may be restricted in future years due to the limitations pursuant to IRC Section 382 on changes in ownership.

The following is a reconciliation of the provision for income taxes at the expected rates to the income taxes reflected in the statements of operations:

                                                           2005          2004
                                                         -------       -------
Tax expense (benefit) at federal statutory rate              (34)%         (34)%
State tax expense, net of federal tax effect                  (6)           (6)
Permanent differences                                          1             1
Change in valuation allowance                                (39)          (39)
                                                         -------       -------

                                                              --%           --%
                                                         =======       =======

NOTE 10 - STOCKHOLDERS' EQUITY

Common Stock

During the years ended June 30, 2005 and 2004 the Company issued common shares at various times, as described per the following. The shares were valued at the average fair market value of the freely trading shares of the Company as quoted on OTCBB on the date of issuance. Restricted shares were discounted for illiquidity and restrictions on trading.

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2005 and 2004

NOTE 10 - STOCKHOLDERS' EQUITY, continued

2004

During the year ended June 30, 2004, the Company issued 4,407,723 shares of common stock for cash amounting $1,796,432.

During the year ended June 30, 2004, the Company issued 777,675 shares of common stock for services rendered amounting $526,933.

During the year ended June 30, 2004, the Company issued 1,587,563 shares of common stock for settlement that an conversion of note payable amounting to $1,219,185.

As of June 30, 2004, the Company has 10,000 shares of common stock to be issued for service rendered valued at $5,000.

2005

During the year ended June 30, 2005, the Company issued 1,922,943 shares of common stock and committed to issue common stock for cash amounting $476,256.

During the year ended June 30, 2005, the Company issued 1,672,750 shares of common stock for services rendered amounting $403,118.

During the year ended June 30, 2005, the Company cancelled 225,000 shares amounting $69,775 as part of a legal settlement.

During the year ended June 30, 2005, the Company issued 732,500 shares of common stock and committed to issue 100,000 shares of common stock amounting to $166,500 for the conversion of notes payable.

During the year ended June 30, 2005, the Company issued 25,000 shares of common stock amounting to $4,900 for the payment of accrued interest.

Stock Options and Warrants

The Company has no stock option plans.

The number and weighted-average exercise prices of options and warrants granted by the Company are as follows for the years ended June 30, 2005 and 2004:

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2005 and 2004

NOTE 10 - STOCKHOLDERS' EQUITY, continued

                                            Number of Options   Weighted-Average
                                               and Warrants      Exercise Price
                                             ---------------     ---------------
Outstanding, July 1, 2003                          7,397,500     $          0.40
    Granted                                           50,000                0.40
    Exercised                                       (921,250)               0.40
    Forfeited/expired                               (432,500)               0.40
                                             ---------------

Outstanding, June 30, 2004                         6,193,750                0.40
    Granted                                       16,248,000                0.27
    Exercised                                             --                  --
    Forfeited/expired                                     --                  --
                                             ---------------

Outstanding, June 30, 2005                        22,441,750     $          0.31
                                             ===============

Exercisable, June 30, 2005                        20,191,750     $          0.32
                                             ===============

Weighted average fair value of options
  and warrants granted during the year
  ended June 30, 2005                                            $          0.19

Following is a summary of the status of options and warrants outstanding at June 30, 2005:

                                    Weighted Average
                                       Remaining
                                    Contractual Life
Exercise Price     Outstanding             (Years)       Exercisable
--------------    --------------    ----------------    -------------

    $0.25           5,248,000           4.5 years         5,248,000
    $0.28           8,000,000           5.0 years         8,000,000
    $0.30           3,000,000           5.9 years           750,000
    $0.40           6,043,750           2.9 years         6,043,750
    $0.56             150,000           4.0 years           150,000

The Company granted options to various consultants for services rendered which were accounted for using the fair value of the options granted based on the Black-Scholes option-pricing model. The Company recorded $495,530 and $31,500 as consulting expense during the years ended June 30, 2005 and 2004, respectively. Included in 2005 consulting expense is $192,249 for the issuance of one million warrants to a party related to the Company's president and vice president. The Company has also issued 2,250,000 warrants to a consultant that vest at the rate of 750,000 warrants each on August 17, 2005, November 17, 2005 and February 17, 2005. The fair value of each group of 750,000 warrants is $136,500 and will be recognized as compensation expense in the accompanying financial statements upon vesting.

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2005 and 2004

NOTE 10 - STOCKHOLDERS' EQUITY, continued

The Company accounts for stock based compensation to employees under APB 25 using the intrinsic value method. Pro forma information of the effect on operations as required by SFAS No. 123 has been determined as if the Company had accounted for its employee stock options under the fair value method of that statement. Pro forma information using the Black-Scholes method at the date of grant was based on the following assumptions for the years ended June 30, 2005 and 2004:

                                               2005                2004
                                               ----                ----
Expected life                               1-5 years           1-5 years
Risk-free interest rate                       3.67%                 5%
Dividend yield                                   0%                 0%
Volatility                                     169%                50%

NOTE 11 - SUBSEQUENT EVENTS

In July 2005, the Company borrowed $112,200 from a shareholder. The loan bears interest at ten percent per annum and is payable on demand.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Colorado law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT


SEC Registration fee                       $  1,254.30
Accounting fees and expenses                 10,000.00*
Legal fees and expenses                      45,000.00*
Miscellaneous                                 3,745.70
                                    TOTAL   $60,000.00*
                                            ===========

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

          On March 31, 2003, we issued 81,500 shares related to a loan pay down valued at $38,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On March 31, 2003, we issued 167,000 shares related to a private placement valued at $66,800. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On March 31, 2003, we issued 46,869 shares in exchange for debt reduction valued at $6,928.70. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On March 31, 2003, we issued 141,400 shares in exchange for consulting
services  valued  at  $49,490.   Such  issuances  were  considered  exempt  from
registration by reason of Section 4(2) of the Securities Act of 1933.

          On June 25, 2003, we issued 403,208 shares in exchange for valuable services rendered valued at $162,533. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On June 25, 2003, we issued 357,000 shares related to a private placement valued at $142,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On August 4, 2003, we issued 37,500 shares in exchange for a loan reduction valued at $15,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On August 4, 2003, we issued 50,000 shares related to a loan reduction valued at $20,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On August 4, 2003, we issued 308,750 shares in exchange for a (capital stock purchase) valued at $123,500. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On August 23, 2003, we issued 33,750 shares related to a standard loan conversion valued at $13,500. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On August 23, 2003, we issued 55,555 shares related to a loan conversion valued at $25,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On August 23, 2003, we issued 6,666 shares related to an accrued interest conversion valued at $3,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On September 29, 2003, we issued 662,918 shares related to private placement valued at $265,167. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On September 29, 2003, we issued 172,500 shares related to a loan conversion valued at $69,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On September 29, 2003, we issued 90,675 shares in exchange for services rendered valued at $36,270. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On September 30, 2003, we issued 974,883 shares in exchange for a note payable convertible valued at $389,953.29. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On September 30, 2003, we issued 77,693 shares in exchange for accrued interest converted valued at $31,077.33. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On September 30, 2003, we issued 170,000 shares in exchange for a payoff of a convertible loan valued at $68,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On September 30, 2003, we issued 26,943 shares in exchange for a payoff of a convertible debenture valued at $10,777. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On September 30, 2003, we issued 201,375 shares related to private placement valued at $80,550. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On November 21, 2003, we issued 20,000 shares related to the payoff of a convertible loan valued at $8,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On November 21, 2003, we issued 318,750 shares related to a private placement valued at $127,500. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On November 21, 2003, we issued 550,000 shares in exchange for services rendered valued at $418,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On December 9, 2003,  we issued 50,000 shares in exchange for services
rendered  valued  at  $31,500.   Such  issuances  were  considered  exempt  from
registration by reason of Section 4(2) of the Securities Act of 1933.

          On December 24, 2003, we issued 50,000 shares related to a private placement valued at $25,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On December 23, 2003, we issued 452,500 shares related to a private placement valued at $206,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On December 20, 2003, we issued 30,000 shares related to debt reduction valued at $12,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On January 21, 2004, we issued 242,100 shares related to a private placement valued at $116,050. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On February 9, 2004, we issued 522,300 shares related to a private placement valued at $227,400. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On March 25, 2004, we issued 577,750 shares related to a private placement valued at $247,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On April 16, 2004,  we issued  87,000  shares in exchange for services
rendered  valued  at  $43,500.   Such  issuances  were  considered  exempt  from
registration by reason of Section 4(2) of the Securities Act of 1933.

          On April 16, 2004, we issued 198,000 shares related to a private placement valued at $94,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On April 16, 2004, we issued 7,073 shares related to a note payable conversion valued at $2,283. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On June 29, 2004, we issued 182,500 shares related to private placement valued at $73,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On June 29, 2004, we issued 665,779 shares related to a note payable conversion valued at $252,996. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On August 20, 2004, we issued 399,593 shares in exchange for services rendered valued at $119,877.90. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On August 24, 2004, we issued 726,663 shares related to a private placement valued at $218,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On August 27, 2004, we issued 40,000 shares related to a private placement valued at $12,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On October 5, 2004, we issued 5,000 shares related to an accrued interest converted valued at $1,500. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On October 6, 2004, we issued 49,375 shares in exchange for services rendered valued at $14,812.50. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On January 3, 2005, we issued 710,000 shares in exchange for services rendered valued at $142,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On January 4, 2005, we issued 150,000 shares related to a note payable conversion valued at $30,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On January 4, 2005, we issued 150,000 shares related to a private placement valued at $30,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On January 4, 2005, we issued 340,000 shares related to a loan payable conversion valued at 68,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On February 28, 2005, we issued 580,500 shares related to a private placement valued at $116,100. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          On February 28, 2005, we issued 242,500 shares related to a loan payable conversion valued at $48,500. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

          To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on June 23, 2005 for the sale of (i) $2,000,000 in secured convertible notes and (ii) warrants to buy 8,000,000 shares of our common stock.

          The investors are obligated to provide us with an aggregate of $2,000,000 as follows:

          o    $700,000 was disbursed on June 23, 2005;

          o    $600,000 was disbursed on July 28, 2005; and

          o $700,000 will be disbursed within five days of the effectiveness of this prospectus.

          Accordingly, we have received a total of $1,300,000 pursuant to the Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement, we have issued 5,200,000 warrants to purchase shares of common stock and we are obligated to issue 2,800,000 additional warrants together with $700,000 in secured convertible notes within five days from the effective date of this prospectus.

          The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.21 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.28 per share. In addition the warrants exercise price gets adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant.

          * All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Reclamation Consulting and Applications or executive officers of Reclamation Consulting and Applications, and transfer was restricted by Reclamation Consulting and Applications in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

          Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

         ITEM 27. EXHIBITS.

          The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Reclamation Consulting and Applications, Inc., a Colorado corporation.

Exhibit No.       Description

3.1 Articles of Incorporation, filed as an exhibit to the registration statement on Form 10-SB, filed with the Securities and Exchange Commission (the "Commission") on March 8, 2000 and incorporated herein by reference.

3.2 Articles of Amendment to the Articles of Incorporation, filed as an exhibit to the registration statement on Form 10-SB, filed with the Commission on March 8, 2000 and incorporated herein by reference.

3.3 Articles of Amendment to the Articles of Incorporation, filed as an exhibit to the registration statement on Form 10-SB, filed with the Commission on March 8, 2000 and incorporated herein by reference.

3.4 By-laws, filed as an exhibit to the registration statement on Form 10-SB, filed with the Commission on March 8, 2000 and incorporated herein by reference.

4.1 Securities Purchase Agreement, dated June 23, 2005, by and among Reclamation Consulting and Applications, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC (filed herewith).

4.2 Callable Secured Convertible Note issued to AJW Offshore, Ltd., dated June 23, 2005, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 28, 2005 and incorporated herein by reference.

4.3 Callable Secured Convertible Note issued to AJW Qualified Partners, LLC, dated June 23, 2005, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 28, 2005 and incorporated herein by reference.

4.4 Callable Secured Convertible Note issued to AJW Partners, LLC, dated June 23, 2005, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 28, 2005 and incorporated herein by reference.

4.5 Callable Secured Convertible Note issued to New Millennium Capital Partners II, LLC, dated June 23, 2005, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 28, 2005 and incorporated herein by reference.

4.6 Stock Purchase Warrant issued to AJW Offshore, Ltd., dated June 23, 2005, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 28, 2005 and incorporated herein by reference.

4.7 Stock Purchase Warrant issued to AJW Qualified Partners, LLC, dated June 23, 2005, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 28, 2005 and incorporated herein by reference.

4.8 Stock Purchase Warrant issued to AJW Partners, LLC, dated June 23, 2005, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 28, 2005 and incorporated herein by reference.

4.9 Stock Purchase Warrant issued to New Millennium Capital Partners II, LLC, dated June 23, 2005, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 28, 2005 and incorporated herein by reference.

4.10 Registration Rights Agreement, dated as of June 23, 2005, by and among Reclamation Consulting and Applications, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 28, 2005 and incorporated herein by reference.

4.11 Security Agreement, dated as of June 23, 2005, by and among Reclamation Consulting and Applications, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 28, 2005 and incorporated herein by reference.

4.12 Intellectual Property Security Agreement, dated June 23, 2005, by and among Reclamation Consulting and Applications, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 28, 2005 and incorporated herein by reference.

4.13 Guaranty and Pledge Agreement, dated June 23, 2005, by and among Reclamation Consulting and Applications, Inc., Gordon Davies, AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 28, 2005 and incorporated herein by reference.

4.14 Callable Secured Convertible Note issued to AJW Offshore, Ltd., dated July 28, 2005 (filed herewith).

4.15           Callable  Secured   Convertible  Note  issued  to  AJW  Qualified
               Partners, LLC, dated July 28, 2005 (filed herewith).

4.16 Callable Secured Convertible Note issued to AJW Partners, LLC, dated July 28, 2005 (filed herewith).

4.17 Callable Secured Convertible Note issued to New Millennium Capital Partners II, LLC, dated July 28, 2005 (filed herewith).

4.18 Stock Purchase Warrant issued to AJW Offshore, Ltd., dated July 28, 2005 (filed herewith).

4.19 Stock Purchase Warrant issued to AJW Qualified Partners, LLC, dated July 28, 2005 (filed herewith).

4.20 Stock Purchase Warrant issued to AJW Partners, LLC, dated July 28, 2005 (filed herewith).

4.21 Stock Purchase Warrant issued to New Millennium Capital Partners II, LLC, dated July 28, 2005 (filed herewith).

5.1 Sichenzia Ross Friedman Ference LLP Opinion and Consent, filed as an exhibit to the Registration Statement on Form SB-2 filed with the Commission on July 27, 2005 and incorporated herein by reference.

10.1 Employment Agreement for Gordon Davies, dated as of January 6, 2005, filed as an exhibit to the Registration Statement on Form SB-2 filed with the Commission on July 27, 2005 and incorporated herein by reference.

10.2 Employment Agreement for Michael Davies, dated as of January 6, 2005, filed as an exhibit to the Registration Statement on Form SB-2 filed with the Commission on July 27, 2005 and incorporated herein by reference.

10.3 Distribution Agreement, dated as of February 3, 2005, by and between the Company and ITA Asphalt Limited, filed as an exhibit to the Registration Statement on Form SB-2 filed with the Commission on July 27, 2005 and incorporated herein by reference.

10.4 Distribution Agreement, dated as of July 7, 2005, by and between the Company and Jimmy Watts, filed as an exhibit to the Registration Statement on Form SB-2 filed with the Commission on July 27, 2005 and incorporated herein by reference.

10.5 Distribution Agreement, dated as of July 12, 2005, by and between the Company and Mark Lang, filed as an exhibit to the Registration Statement on Form SB-2 filed with the Commission on July 27, 2005 and incorporated herein by reference.

10.6 Distribution Agreement, dated as of June 30, 2005, by and between the Company and Don Pickett, filed as an exhibit to the Registration Statement on Form SB-2 filed with the Commission on July 27, 2005 and incorporated herein by reference.

10.7 Contract Sales Representative Agreement, dated as of October 27, 2004, by and between the Company and Dennis Jackman, filed as an exhibit to the Registration Statement on Form SB-2 filed with the Commission on July 27, 2005 and incorporated herein by reference.

10.8 Amendment to Contract Sales Representative Agreement, dated as of October 27, 2004, by and between the Company and Dennis Jackman, filed as an exhibit to the Registration Statement on Form SB-2 filed with the Commission on July 27, 2005 and incorporated herein by reference.

10.9 Contract Sales Representative Agreement, dated as of November 15, 2004, by and between the Company and Rosiane Jacomini, filed as an exhibit to the Registration Statement on Form SB-2 filed with the Commission on July 27, 2005 and incorporated herein by reference.

10.10 Contract Sales Representative Agreement, dated as of November 15, 2004, by and between the Company and Rosiane Jacomini, filed as an exhibit to the Registration Statement on Form SB-2 filed with the Commission on July 27, 2005 and incorporated herein by reference.

10.11 Contract Sales Representative Agreement, dated as of November 15, 2004, by and between the Company and Rosiane Jacomini, filed as an exhibit to the Registration Statement on Form SB-2 filed with the Commission on July 27, 2005 and incorporated herein by reference.

10.12 Contract Sales Representative Agreement, dated as of November 15, 2004, by and between the Company and Rosiane Jacomini, filed as an exhibit to the Registration Statement on Form SB-2 filed with the Commission on July 27, 2005 and incorporated herein by reference.

10.13 Contract Sales Representative Agreement, dated as of November 15, 2004, by and between the Company and Rosiane Jacomini, filed as an exhibit to the Registration Statement on Form SB-2 filed with the Commission on July 27, 2005 and incorporated herein by reference.

10.14 Amendment to Contract Sales Representative Agreement, dated as of November 15, 2004, by and between the Company and Rosiane
               Jacomini, filed as an exhibit to the Registration Statement on Form SB-2 filed with the Commission on July 27, 2005 and incorporated herein by reference.

10.15 Amendment to Contract Sales Representative Agreement, dated as of November 15, 2004, by and between the Company and Rosiane
               Jacomini, filed as an exhibit to the Registration Statement on Form SB-2 filed with the Commission on July 27, 2005 and incorporated herein by reference.

10.16 Amendment to Contract Sales Representative Agreement, dated as of November 15, 2004, by and between the Company and Rosiane
               Jacomini, filed as an exhibit to the Registration Statement on Form SB-2 filed with the Commission on July 27, 2005 and incorporated herein by reference.

10.17 Amendment to Contract Sales Representative Agreement, dated as of November 15, 2004, by and between the Company and Rosiane
               Jacomini, filed as an exhibit to the Registration Statement on Form SB-2 filed with the Commission on July 27, 2005 and incorporated herein by reference.

10.18 Amendment to Contract Sales Representative Agreement, dated as of November 15, 2004, by and between the Company and Rosiane
               Jacomini, filed as an exhibit to the Registration Statement on Form SB-2 filed with the Commission on July 27, 2005 and incorporated herein by reference.

10.19 Distribution Agreement, dated as of August 10, 2004, by and between the Company and Aurtech Marketing, Pty., Ltd., filed as an exhibit to the Registration Statement on Form SB-2 filed with the Commission on July 27, 2005 and incorporated herein by reference.

10.20 Distribution Agreement, dated as of December 5, 2003, by and between the Company and Canadian Release Agents, Ltd., filed as an exhibit to the Registration Statement on Form SB-2 filed with the Commission on July 27, 2005 and incorporated herein by reference.

14.1 Code of Ethics, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on October 17, 2005 and incorporated herein by reference.

23.1           Consent of Kabani & Company, Inc. (filed herewith).

23.2           Consent of Corbin & Company, LLP (filed herewith).

23.3           Consent of legal counsel (see Exhibit 5.1).

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

          In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          In accordance with the requirements of the Securities Act of 1933, as amended, the registrant, Reclamation Consulting and Applications, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this registration statement on Form SB-2 to be signed on its behalf by the undersigned, in the City of Lake Forest, State of California, on November 1, 2005.

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.



By: /s/ GORDON DAVIES
    -----------------
    Gordon Davies, Chief Executive Officer, Principal Executive
    Officer and Director

By: /s/ MICHAEL DAVIES
    ------------------
    Michael Davies, Chief Financial Officer, Principal
    Financial Officer and Principal Accounting Officer

          In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



SIGNATURE                        TITLE                               DATE

/s/ GORDON DAVIES       Chief Executive Officer (Principal      November 1, 2005
------------------      Executive Officer), President and
    Gordon Davies       Director

/s/ MICHAEL DAVIES      Chief Financial Officer (Principal      November 1, 2005
------------------      Financial Officer and Principal
    Michael Davies      Accounting Officer) and Director